Exhibit 10.28

Dated 26 March 2007

RENESOLA LTD

and

DB TRUSTEES (HONG KONG) LIMITED

TRUST DEED

constituting

RMB928,700,000

USD Settled 1.00 per cent. Convertible Bonds due 2012 convertible into shares of

RENESOLA LTD

10th Floor, Alexandra House Chater Road Hong Kong

Telephone (852) 2842 4888
Facsimile (852) 2810 8133/2810 1695

Ref JECW/MNG/L-135005

Contents

Clause Heading		Page
1	Interpretation	1

2	Amount of the Bonds and Covenant to Pay	5

3	Form of the Bonds and Certificates; Issue of the Bonds	7

4	Stamp Duties and Taxes	7

5	Covenants Relating to the Conversion Rights	8

6	Notices Relating to the Conversion Rights	10

7	Adjustments to the Conversion Price	13

8	Application of Moneys Received by the Trustee	14

9	General Covenants	15

10	Remuneration and Indemnification of the Trustee	18

11	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	19

12	Liability of the Trustee	24

13	Waiver and Proof of Default	24

14	Trustee not Precluded from Entering into Contracts	24

15	Modification	25

16	Currency Indemnity	25

17	Appointment, Retirement and Removal of the Trustee	25

18	Communications	26

19	Further Issues	27

20	Governing Law, Third Party Rights and Jurisdiction	27

21	Counterparts	28

SCHEDULE 1 Form of Certificate		29

SCHEDULE 2 Form of Global Certificate		67

SCHEDULE 3 Provisions for Meetings of Bondholders		75

- i -

This Trust Deed is made on 26 March 2007 between:

(1)	RENESOLA LTD, a company incorporated with limited liability in the British Virgin Islands with company number 1016246 whose principal office is at 8 Baoquan Road, Jiashan City, Zhejiang 314117, PRC (the “Company”); and

(2)

DB TRUSTEES (HONG KONG) LIMITED, whose principal office is situated at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (the “Trustee”, which expression, where the context so admits, includes all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)	The Company has (pursuant to resolutions of its Board of Directors dated 20 March 2007) authorised the issue of RMB928,700,000 USD Settled 1.00 per cent. Convertible Bonds due 2012.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

THIS DEED WITNESSES AND IT IS DECLARED as follows:

1	Interpretation

1.1	Definitions: Unless otherwise defined herein, terms defined in the Conditions (as defined below) shall have the same meanings herein. In addition, the following expressions have the following meanings:

“Accounts” means, in relation to a Fiscal Period, the Company’s balance sheet and income statements for that Fiscal Period, which shall be consolidated if the Company has Subsidiaries the accounts of which should be consolidated under International Financial Reporting Standards;

“Agency Agreement” means the Paying and Conversion Agency Agreement dated 26 March 2007, as amended or supplemented from time to time, between the Company, the Trustee, the Registrar and the Agents, whereby the Registrar and the Agents are appointed and includes any other agreements related to it, as amended or supplemented from time to time, approved in writing by the Trustee appointing Successor Agents and/or a Successor Registrar;

“Agents” means the Principal Agent, the Registrar and the other paying, conversion and transfer agents appointed under the Agency Agreement, at their specified offices, and their Successors;

“AIM” means the AIM Market of the London Stock Exchange plc;

“AIM Rules” means the AIM Rules for Companies;

“Alternative Stock Exchange” has the meaning set out in Condition 6(C);

“Auditors” means the independent auditors for the time being of the Company or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed or the Conditions, such other firm of auditors as may be nominated by the Company and approved by the Trustee (such approval not to be unreasonably withheld or delayed);

“Bondholder” or, in respect of a Bond, “holder” means a person in whose name a Bond is registered in the register of Bondholders save that, for the purposes of enforcement of the provisions of this Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds in respect of which the Global Certificate is issued shall be recognised as the beneficiaries of the trusts set out in this Trust Deed to the extent of the principal amount of the interest in the Bonds set out in the certificate of the holder as if they are themselves the holders of Bonds in such principal amounts (and the holder of the Bonds in respect of which the Global Certificate is issued shall not be so recognised to the same extent);

“Bonds” means the bonds, in the denomination of RMB100,000 each, in registered form comprising the RMB928,700,000 USD Settled 1.00 per cent. Convertible Bonds due 2012 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number or principal amount of them and includes any replacement Certificates issued pursuant to the Conditions and (except for the purposes of Clause 3.1) the Global Certificate;

“Certificate” means a certificate, in or substantially in the form set out in Schedule 1, issued in the name of the holder of one or more Bonds and includes any replacement Certificates issued pursuant to the Conditions; and, except in Clause 3, includes the Global Certificate in or substantially in the form set out in Schedule 2;

“Change of Control” has the meaning set out in Condition 6(E);

“Clearstream” means Clearstream Banking, société anonyme, incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency;

“Closing Price” has the meaning set out in Condition 6(C);

“Conditions” means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed, and as modified, in their application to the Bonds in respect of which the Global Certificate is issued, by the provisions of the Global Certificate, and any reference to a particularly numbered Condition shall be construed accordingly;

“Conversion Date” has the meaning set out in Condition 6(B)(i);

“Conversion Notice” means the written notice from time to time in a form approved by the Trustee required to accompany Certificates deposited for the purposes of conversion of Bonds, the initial form of which is set out in Exhibit A to the Agency Agreement;

“Conversion Period” has the meaning set out in Condition 6(A)(i);

“Conversion Price” has the meaning set out in Condition 6(A)(iii);

“Conversion Right” has the meaning set out in Condition 6(A)(i);

“Current Market Price” has the meaning set out in Condition 6(C);

“definitive Certificate” has the meaning ascribed to it in the Global Certificate;

“Distribution” has the meaning set out in Condition 6(C);

“Early Redemption Amount” has the meaning set out in Condition 8(B);

“Equivalent Amount” has the meaning set out in Condition 6(B)(iii);

“Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency;

“Event of Default” means any of the events described in Condition 10;

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Fair Market Value” has the meaning set out in Condition 6(C);

“Fiscal Period” means, as the context may require, a period (i) commencing on 1 January and ending on the succeeding 31 December, or (ii) commencing on 1 January and ending on the succeeding 30 June provided that if the Company shall change its financial year so as to end on a date other than 31 December, the foregoing shall be amended as necessary;

“Global Certificate” means the global certificate which will represent the Bonds, substantially in the form set out in Schedule 2;

“Independent Investment Bank” has the meaning set out in Condition 6(C);

“non-assessable”, in relation to securities, including the Shares, means that, when issued, those securities are not subject to any further calls by the Company for, or any other provisions which could require, further payments or contributions from their holders;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to or to the order of the Trustee as provided in Clause 2, (c) those in respect of which claims have become prescribed under Condition 11, (d) those which have been purchased and cancelled by the Company or any of its Subsidiaries as provided in the Conditions, (e) those in respect of which the Conversion Right has been duly exercised and discharged (and, for the avoidance of doubt, a Bond in respect of which a Conversion Date has occurred shall be deemed to remain outstanding until the Conversion Right has been satisfied and discharged even if the holder is removed from the register of Bondholders during the conversion process); (f) those mutilated or defaced Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 15, (g) the Global Certificate to the extent that it shall have been exchanged for Bonds in definitive form pursuant to its provisions; and provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders, (2) determining how many Bonds are outstanding for the purposes of Conditions 10, 12 and 13 and Schedule 3, (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, and (4) the certification or determination (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Company or any of its Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;

“Potential Event of Default” means an event or circumstance which would with the giving of notice and/or the lapse of time and/or the issuing of a certificate become an Event of Default;

“Principal Agent” means Deutsche Bank AG, Hong Kong Branch at its specified office at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong or any Successor Principal Agent appointed under the Agency Agreement, at its specified office;

“record date” means a date fixed by or pursuant to the Articles of Association of the Company or otherwise specified for the purpose of determining entitlements to dividends or other distributions to, or rights of, holders of Shares;

“Registrar” means Deutsche Bank Luxembourg S.A. at its specified office at 2 Boulevard Konrad Adenauer, L-1115 Luxembourg or any Successor Registrar appointed under the Agency Agreement, at its specified office;

“Relevant Cash Dividend” has the meaning set out in Condition 6(C);

“Relevant Stock Exchange” means at any time, in respect of the Shares, AIM or the Alternative Stock Exchange;

“Scrip Dividend” has the meaning set out in Condition 6(C);

“Shares” means the ordinary shares of no par value of the Company;

“Shareholder” means the person in whose name a Share is registered;

“specified office” means, in relation to an Agent or the Registrar the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 9.11;

“Subsidiary” has the meaning set out in Condition 4;

“Successor” means, in relation to the Agents or the Registrar, such other or further person as may from time to time be appointed by the Company as an Agent or the Registrar with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9.11;

“Trading Day” has the meaning set out in Condition 6(C);

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

“Trust Deed” means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed; and

“US Dollar Equivalent” has the meaning set out in Condition 7(A).

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

1.2.2	“Renminbi”, “Yuan” and “RMB” are to the lawful currency for the time being of the People’s Republic of China;

1.2.3	“US dollars” and “USD” are to the lawful currency for the time being of the United States;

1.2.4	a Schedule or a Clause or a sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively;

1.2.5	an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto; and

1.2.6	references in this Trust Deed and the Conditions to the consent or approval of the Trustee not being unreasonably withheld or delayed shall be construed giving due regard to the fact that the Trustee in giving any such consent or approval is acting as Trustee for the Bondholders and is obliged to act in their interests.

1.3	Enforceability: If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

1.4	Headings: Headings shall be ignored in construing this Trust Deed.

1.5	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.6	Definitions in Conditions: Terms defined in the Conditions shall, unless otherwise defined herein, have the same meaning when used in the main body of this Trust Deed.

2	Amount of the Bonds and Covenant to Pay

2.1	Amount of the Bonds: The aggregate principal amount of the Bonds is limited to RMB928,700,000 subject to the increase by the principal amount of any bonds issued pursuant to Condition 16.

2.2	Covenant to pay: The Company will not later than two business days (as defined in Condition 7(G)) last preceding each date when the Bonds or any of them become due to be redeemed in accordance with the Conditions unconditionally pay to or to the order of the Trustee in New York City in US dollars in immediately available funds the US Dollar Equivalent of the principal amount of the Bonds becoming due for redemption on that date (to be received by 10:00 a.m. New York time), calculated in accordance with the Conditions, together with any applicable premium and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in US dollars on the principal amount of the Bonds outstanding as set out in the Conditions provided that:

(a)	every payment of any sum due in respect of the Bonds made to the Principal Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions; and

(b)	a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due (including default interest accrued, if any) has been received by the Principal Agent or the Trustee and notice to that effect has been given to the Bondholders (if required under Clause 9.10) except to the extent that there is failure in the subsequent payment to the relevant Bondholders under the Conditions.

The Trustee will hold the benefit of this covenant on trust for the Bondholders.

2.3	Discharge: Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Company or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Company or the Trustee, as the case may be.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

2.4.1	by notice in writing to the Company, the Agents and the Registrar, require the Agents and the Registrar, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)	to act as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement mutatis mutandis (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other expenses of the Agents and the Registrar will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; and/or

(ii)	to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee shall direct in such notice or subsequently, provided that this Clause 2.4.1(ii) shall not apply to any documents or records which the Principal Agent, the Registrar or the relevant Agent is obliged not to release by any law or regulation to which it is subject; and

2.4.2	by notice in writing to the Company require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Agent with effect from the issue of any such notice to the Company; and from then until such notice is withdrawn, Clause 2.2(a) above shall cease to have effect.

3	Form of the Bonds and Certificates; Issue of the Bonds

3.1	The Global Certificate: The Bonds will initially be represented by the Global Certificate substantially in the form of Schedule 2 will be issued in respect of the aggregate principal amount of the Bonds and the Company shall procure the Registrar to make such entries of Bonds in the register of Bondholders as appropriate. The Global Certificate will be registered in the name of a nominee of, and deposited with a common depositary for Euroclear and Clearstream. The Global Certificate need not be security printed. The Bonds evidenced by the Global Certificate shall be subject to its terms in all respects and entitled to the same benefits under this Trust Deed as Bonds evidenced by individual definitive Certificates.

3.2	The definitive Certificates: The definitive Certificates, if issued, will be security printed in accordance with all applicable legal and stock exchange requirements and will be substantially in the form set out in Schedule 1 and endorsed with the Conditions.

3.3	Signature: The Global Certificate (and the definitive Certificates, if issued) will be signed manually or in facsimile by one or more directors or officers duly authorised for the purpose, or signed manually or in facsimile by any duly authorised attorney of the Company, and authenticated manually by or on behalf of the Registrar. The Company may use the signature of any person who at the date of this Trust Deed is an authorised officer or attorney, as the case may be, of the Company even if at the time of issue of any definitive Certificate or the Global Certificate he no longer holds such office and the Bonds in respect of which the Global Certificate or a definitive Certificate is so executed and authenticated will be binding and valid obligations of the Company.

3.4	Issue: Issue and delivery of the Bonds shall be completed on the issue and delivery of the Global Certificate to the common depositary referred to in Clause 3.1 (or its representative) by, or by the order of, the Company and completion of the register of Bondholders by or on behalf of the Registrar.

3.5	Entitlement to treat holder as owner: A Bondholder will (save as otherwise required by law) be treated as the absolute owner of a Bond registered in its name for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder.

3.6	Payments made to such holder in accordance with the Conditions will be valid and effective to satisfy and discharge the liability for relevant moneys payable on the Bonds to such holder.

4	Stamp Duties and Taxes

4.1

Stamp Duties: The Company will pay any stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, payable in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Trust Deed and the deposit of Certificates and Conversion Notices for the conversion of Bonds and the issue and delivery of Shares following such deposit, except for the taxes and duties required to be paid by Bondholders or the Trustee under Condition 6(B)(ii). The Company will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary, transfer or other taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 12 to do so) the Bondholders to enforce the obligations of the Company under this Trust Deed or the Bonds. The Trustee shall not be responsible for determining whether any such taxes or duties are payable or for determining the amount of such taxes or duties and it shall not be responsible or liable for any failure by the Company to pay such taxes or duties.

4.2	Change of Taxing Jurisdiction: If the Company becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the British Virgin Islands or the United Kingdom, or any such authority of or in such territory which imposes taxes, duties, assessments or governmental charges of whatever nature with respect to this Trust Deed or the Bonds then (i) the Company will give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 and (ii) Condition 8(C) shall be deemed amended (without any further action being taken), in each case with the substitution for, or (as the case may require) the addition to, the references in Condition 9 and Condition 8(C) to the British Virgin Islands or the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction the Company has become so subject. In such event, this Trust Deed and the Bonds will be read accordingly.

5	Covenants Relating to the Conversion Rights

So long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution of the Bondholders, the Company will, unless otherwise required by applicable laws and regulations:

5.1	Availability of Shares: keep available, free from pre-emptive or other rights, out of its authorised but unissued Shares such number of Shares as would be required to be issued on conversion of all the Bonds from time to time remaining outstanding and to satisfy in full all other rights of conversion into or exchange or subscription for Shares and shall ensure that all Shares delivered on conversion of Bonds will be duly and validly issued as fully-paid and non-assessable;

5.2	Limited Issues of Shares: not issue or pay up any securities, by way of capitalisation of profits or reserves unless, in any such case, it gives rise (or would, if the adjustment would be one per cent. or more of the Conversion Price then in effect, otherwise give rise) to an adjustment of the Conversion Price, provided that the Company may issue or pay up any security by way of capitalisation of profits or reserves (i) by the issue of fully paid Shares to the Shareholders and other persons entitled to them or (ii) by the issue of Shares paid up in full out of profits or reserves in accordance with applicable law and issued in lieu of a cash dividend;

5.3

Limited Modification of Rights: not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of Shares carrying any rights which are more favourable than the rights attaching to Shares but so that nothing in this Clause 5.3 shall prevent (i) a consolidation or subdivision of the Shares or the conversion of any Shares into stock or vice versa, (ii) a modification to the rights attaching to the Shares which is not, in the opinion of an Independent Investment Bank, materially prejudicial to the interests of the Bondholders, (iii) the conversion of Shares into, or the issue of any Shares in, uncertificated form (or the conversion of Shares in uncertificated form to certificated form) or the amendment of the Articles of Association of the Company to enable title to securities of the Company (including Shares) to be evidenced and transferred without a written instrument or any other alteration to the Articles of Association of the Company made in connection with the matters described in this Clause 5.3 or which are supplemental or incidental to any of the foregoing (including amendments made to enable or facilitate procedures relating to such matters and amendments dealing with the rights and obligations of holders of securities (including Shares) dealt with under such procedures) or (iv) any issue of Shares which results (or would, if the adjustment would be one per cent. or more of the Conversion Price then in effect, otherwise result) in an adjustment of the Conversion Price;

5.4	Limited Grant of Rights: procure that no securities (whether issued by the Company or any of its Subsidiaries) issued without rights to convert into or exchange or subscribe for Shares shall subsequently be granted such rights at a consideration per Share which is less than the Current Market Price per Share at close of business on the Trading Day last preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, if the adjustment would be one per cent. or more of the Conversion Price then in effect, give rise) to an adjustment of the Conversion Price and that at no time shall there be in issue Shares of differing par values;

5.5	Restricted Action: not make any issue, grant or distribution or take any other action the effect of which would be to reduce the Conversion Price below the par value of the Shares;

5.6	Notice: simultaneously with the announcement of the terms of any issue pursuant to Condition 6(C)(6) or 6(C)(7) and the announcement of any proposed modification pursuant to Condition 6(C)(8) give notice to the Bondholders and the Trustee in accordance with Condition 17 (such notice to be signed by an authorised officer of the Company) advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their rights of conversion before then;

5.7	Directors’ Certificate: if an event happens as a result of which the Conversion Price may be adjusted pursuant to this Trust Deed, subject to Condition 6(C)(2), as soon as practicable send the Trustee a certificate signed by two directors of the Company on behalf of the Company setting out particulars of the event, whether an adjustment to the Conversion Price falls to be made and, if so, the adjusted Conversion Price and the date on which such adjustment takes effect, whether an amount falls to be carried forward pursuant to Condition 6(C)(15) and if so the amount to be carried forward and in any case setting out such other information as the Trustee may reasonably require;

5.8

Extend Offer: if an offer is made to all (or as nearly as may be practicable all) Shareholders, or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associate or associates of the offeror to acquire all or a majority of the issued Shares of the Company, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Trustee and the Bondholders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) stating that details concerning such offer or scheme may be obtained from the specified offices of the Agents and the Registrar and provide the Agents and Registrar with such details and, where such an offer or scheme has been recommended by the Board of Directors of the Company or where such an offer has become or been declared unconditional in all respects, use its best endeavours to procure that a like offer or scheme is extended to the Bondholders and the holders of any Shares issued during the period of the offer or scheme arising out of the Conversion Rights;

5.9	No Reduction of Issued Shares: not make any reduction of its issued Shares or any uncalled liability in respect thereof or of any relevant redemption reserve fund (except, in each case, as permitted by law or by means of a purchase or reduction of the issued Shares of the Company permitted by Clause 7.1 or where the reduction has resulted in an adjustment to the Conversion Price under Clause 7.1);

5.10	Closing of Register of Members: unless so required by applicable law or regulation or in order to establish a dividend or other rights attaching to the Shares or entitlements of the Shareholders, not close its register of Shareholders or take any other action which prevents the transfer of its Shares generally and ensure that the Bonds may be converted legally and the Shares issued on conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Company) at all times while the register is closed or such other action is effective, nor take any action which prevents the conversion of the Bonds or the issue of Shares in respect of them;

5.11	Listing of Shares: use best efforts to (a) maintain a listing for all the issued Shares on AIM, (b) obtain and maintain a listing for all the Shares issued on exercise of the Conversion Rights attached to the Bonds on AIM and (c) if the Company is unable to obtain or maintain such listing, to obtain and maintain a listing for all the issued Shares on an Alternative Stock Exchange as the Company may from time to time select and will forthwith give notice to the Trustee and the Bondholders in accordance with Condition 17 of any such listing or delisting of Shares (as a class) by any such stock exchange;

5.12	Expenses: pay the expenses of the issue of, and all expenses of obtaining and maintaining a listing for, Shares arising on conversion of the Bonds.

6	Notices Relating to the Conversion Rights

6.1	Requirement to give notice: If after the date of this Trust Deed:

6.1.1	the Company authorises the grant, issue or offer to the holders of Shares of options, rights or warrants to subscribe for or purchase either any Shares or any securities convertible into, or exchangeable for or which confer rights to purchase, Shares; or

6.1.2	the Company declares, or pays or makes a Distribution, or authorises the grant, issue or offer to the holders of Shares of rights or warrants to subscribe for or purchase any shares or securities other than Shares or any securities convertible into or exchangeable for or which confer rights to purchase Shares; or

6.1.3	there is a re-classification of the Shares (including a sub-division or consolidation of the Company’s outstanding Shares) or a consolidation, merger or amalgamation to which the Company is a party or any sale or transfer of all or substantially all of the assets or business of the Company; or

6.1.4	the Company authorises the issue of any securities convertible into or exchangeable for Shares or rights or warrants to subscribe for or purchase Shares or securities (other than those referred to in Clause 6.1.1 or 6.1.2 above) which will, or authorises the issue of any Shares which will, (or, if in any such case a relevant consideration or offering price fixed by the Board of Directors of the Company to be recommended at a relevant general meeting of shareholders is adopted, will) upon issue give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

6.1.5	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall forthwith give written notice thereof to the Trustee and the Principal Agent and, in addition, it will at least 14 days before the applicable (in the case of paragraph (a) below) record date or (in the case of paragraph (b) below) record date or date of submission, whichever is earlier, or (in the case of paragraph (c) below) date of submission, or (in the case of paragraph (d) below) date of issue or (in the case of paragraph (e) below) record date or effective date, whichever is earlier, give notice to the Bondholders in accordance with Condition 17 stating, as the case may require:

(a)	the record date in the British Virgin Islands for such grant, issue or offer of options, rights or warrants, dividend, distribution or payment or such re-classification (and, in the case of the grant, issue or offer of options, rights or warrants, the period during which such options, rights or warrants may be exercised); or

(b)	the date in the British Virgin Islands (1) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is to be submitted to a general meeting of Shareholders of the Company for approval, and (2) which is the record date for the same (if applicable), and (3) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and (4) as of which it is expected that holders of Shares will be entitled, if at all, to exchange their Shares for securities or other property deliverable upon such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up; or

(c)	(in the event of the declaration of a Distribution referred to in paragraph 6.1.2 above, the payment of which must be submitted for approval to a general meeting of Shareholders or to a meeting of the Board of Directors of the Company before such Distribution may be paid or made) the date of such submission; or

(d)	(in the event of an issue referred to in Clause 6.1.4 above) the date of such issue; or

(e)	(in the event of such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up not being submitted to a general meeting of shareholders of the Company for approval) (1) the record date for the same (if applicable), and (2) the date when the same becomes effective;

provided that if the exact date of any such submission referred to in paragraph (b) or (c) above is not known at the time of such notice in writing to the Trustee and the Principal Agent, such notice shall indicate the approximate date thereof and the Company shall give a second notice in writing to the Trustee and the Principal Agent as soon as practicable, specifying the exact date of submission, and provided further that if the period referred to in paragraph (a) above or the effective date or exchange date referred to in paragraph (b) above or the date of issue or effective date referred to in paragraph (d) or (e) above is not known at the time of such first notice to the Trustee and the Principal Agent, the Company shall give a second notice (which shall be in writing) to the Trustee and the Principal Agent, at least 14 days before the commencement of such period or (as the case may be) before such date specifying such period (and the date of its commencement) and/or such date and shall also (in a case within paragraph (a), (b) or (e) above) cause such second notice to be given to Bondholders in accordance with Condition 17 at least 14 days before the commencement of the applicable period or (as the case may be) before the effective date or exchange date except where such period or date has already been specified in the first notice to the Bondholders. However, in the case of any issue referred to in Clause 6.1.4 above, the Company need not give any notice mentioned above before the date on which the relevant consideration per Share for such issue is fixed by the Company but in any such case the Company shall promptly upon the fixing of such consideration give notice in accordance with this Clause 6.1.

6.2	Where Adjustment to Conversion Price Required: If the event referred to in the notice required pursuant to Clause 6.1 would result in an adjustment to the Conversion Price, such notice shall also state the Conversion Price in effect at the time such notice is required to be given and the Conversion Price which will result after giving effect to such event or, if such adjusted Conversion Price is not then determinable, the fact that an adjustment in the Conversion Price may result. Without prejudice to Clause 6.3, if, after giving effect to the event covered by any such notice and to any adjustment in the Conversion Price, the Shares could not or might not, under applicable law then in effect, be legally issued upon conversion of Bonds as fully-paid and non-assessable, any such notice shall also state such fact and the extent to which, by reason of such provisions, effect will not be given to such adjustment.

6.3

Notice of Adjustment: If, while any Conversion Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Conversion Price, the Company shall (i) as soon as practicable notify the Trustee and the Agents of particulars of the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other information as the Trustee may require, and (ii) promptly after the adjustment takes effect, give notice to the Bondholders stating that the

Conversion Price has been adjusted and setting out the event giving rise to the adjustment, the Conversion Price in effect before the adjustment, the adjusted Conversion Price and the effective date of the adjustment. However, a notice pursuant to Clause 6.1 correctly stating any information required to be given pursuant to this Clause 6.3 shall, as to such information, satisfy the requirements of this Clause 6.3.

6.4	Notification of Closed Periods: The Company shall give not less than 15 days’ nor more than 60 days’ written notice to the Trustee and the Agents of (i) any days during the Conversion Period on which the Company’s register of shareholders is to be closed by reason of the United Kingdom or the British Virgin Islands law or regulation or for the purpose of establishing any dividend or other rights attaching to the Shares, and (ii) any other day during the Conversion Period on which it is aware that its register of shareholders is to be closed. The notice shall state the reason for such closure and whether the Company intends to give notice to Bondholders of the closure.

6.5	Notification of end of Conversion Period: The Company shall give not less than 28 days’ nor more than 42 days’ notice to the Bondholders in writing prior to the end of the Conversion Period, which notice shall specify the Conversion Rights of the Bondholders and the Conversion Price then in effect (as adjusted pursuant to Clause 7 of this Trust Deed, if applicable).

7	Adjustments to the Conversion Price

7.1	The Conversion Price shall be adjusted in accordance with Condition 6(C).

7.2	Investment Bank’s Certificate Conclusive: If any doubt shall arise as to the appropriate adjustment to the Conversion Price a certificate or report of an Independent Investment Bank shall be conclusive and binding on all concerned save in the case of manifest error.

7.3	Rounding and Minor Adjustments: On any adjustment, the resultant Conversion Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Conversion Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustments shall be given to Bondholders in accordance with Condition 16 as soon as practicable after their determination.

7.4

Post-Record Date Adjustments: If the Conversion Date in relation to any Bond shall be after the record date for any such issue, distribution or grant as is mentioned in Condition 6(C)(2) to Condition 6(C)(5) and Condition 6(C)(9), or any such issue as is mentioned in Condition 6(C)(6) and Condition 6(C)(7) which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under Clause 7.1, the Company shall (conditional on such adjustment becoming effective) procure that there be issued to the converting Bondholder or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment (more particularly referred to in the said Clauses above) to the Conversion Price had in fact been made and become effective immediately after the relevant record date. Such additional Shares will be allotted as at, and within one month after, the relevant Conversion Date or, if the adjustment results from the issue of Shares, the date of issue of Shares. Certificates for such Shares will be despatched within such period of one month.

7.5	Upward Adjustment in the Conversion Price: No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares as referred to in Condition 6(C)(1).

7.6	No Duty to Monitor: The Trustee shall not be under any duty or obligation to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

8	Application of Moneys Received by the Trustee

8.1	Declaration of Trust: All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Company be held by the Trustee upon trust to apply them (subject to Clause 8.2):

8.1.1	firstly, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee and the Agents (including remuneration payable to the Trustee and the Agents) in carrying out their functions under this Trust Deed and the Agency Agreement pari passu and rateably;

8.1.2	secondly, in payment of any amounts of principal, default interest (if any) and premium (if any) owing in respect of the Bonds pari passu and rateably;

8.1.3	thirdly, in payment of any other amounts owing in respect of the Bonds; and

8.1.4	fourthly, in payment of any balance (if any) to the Company for itself or, if any moneys were received from the Company and to the extent of such moneys, the Company.

If the Trustee holds any moneys which represent principal, default interest (if any) and premium (if any) in respect of Bonds in respect of which claims have become prescribed under Condition 11, the Trustee will hold them on trust and apply them as set out in this Clause 8.1.

8.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 8.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its absolute discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 8.1.

8.3	Investment: Moneys held by the Trustee may, in its absolute discretion, be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If they are deposited at a bank or financial institution that is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest calculated at the rate per annum equal to the standard amount of interest payable by it on a deposit of like amount to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise and shall not be liable for obtaining a return thereon which is less than the return which may have been obtained if the relevant investment was made in another form or with another institution.

9	General Covenants

So long as any Bond is outstanding, the Company will:

9.1	Books of Account: keep, and procure that its Subsidiaries keep, proper books of account and, at any time, so far as permitted by applicable law and to the extent it does not result in any additional disclosure obligations on the Company under the AIM Rules or if applicable, the listing rules of the Alternative Stock Exchange, allow, and procure that each of its Subsidiaries will allow, the Trustee and anyone appointed by it, access to the books of account of the Company and/or the relevant Subsidiary respectively at all reasonable times during normal business hours;

9.2	Notice of Events of Default: notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default;

9.3	Information: so far as permitted by applicable law, give the Trustee such information, opinions, certificates and evidence as it requires to perform its functions;

9.4	Financial Statements etc.: send to the Trustee, as promptly as practicable (and, in the case of each annual Fiscal Period, in any event within six months) after the close of each Fiscal Period, three copies or translations, in each case in English, of the following:

9.4.1	in the case of the first semi-annual Fiscal Period falling within each of the annual Fiscal Periods, the semi-annual interim report containing unaudited consolidated Accounts of the Company in respect of such Fiscal Period which Accounts are prepared on a basis substantially consistent with the most recent audited Accounts, or which indicate the way in which their basis of preparation is different; and

9.4.2	in the case of each annual Fiscal Period, the annual report containing audited Accounts of the Company as at the end of, and for, such Fiscal Period, reported on by the Auditors and prepared in accordance with International Financial Reporting Standards;

provided that if and to the extent that the Accounts are not prepared or adjusted on a basis consistent with that used for the preceding corresponding Fiscal Period, that fact shall be stated;

9.5	Information Material to Bondholders: send to the Trustee three copies or translations, in each case in English, of all notices, statements and documents which are issued to the holders of its shares or its creditors generally as soon as practicable (but not later than 30 days) after the date of issue and make available to the Agents (without cost to the Agents) as many further copies or translations as they may request in order to satisfy requests from Bondholders for them;

9.6	Other Information: send to the Trustee together with the Accounts referred to in Clause 9.4 a list in English of all documents issued, during or in respect of the relevant annual Fiscal Period, by the Company to its Shareholders, which list shall indicate the principal subject of each of such documents, and (if the Trustee so requires at any time) provide a certified copy or translation, in each case in English, of any document described in such list within 30 days after being requested so to do;

9.7	Certificate of Directors: send to the Trustee, within 14 days of its annual audited Accounts being made available to its members, and also within 14 days after any request by the Trustee a certificate of the Company signed by two directors on behalf of the Company to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Company as at a date (the “Certification Date”) being not more than five days before the date of the certificate

9.7.1	no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it; and

9.7.2	the Company has complied with all its obligations under this Trust Deed.

Such certificates shall be accompanied in each case by an up-to-date list of the directors and authorised officers of the Company and each of their specimen signatures. The Trustee shall be entitled to conclusively rely upon certificates of the Company and shall not be liable to any person for relying on such certificates;

9.8	Notices to Bondholders: send to the Trustee at least seven days prior to the date of publication, a copy of the form of each notice in the English language to be given to Bondholders and once given, two copies of each such notice, (if applicable) complying with the requirements of AIM or, if applicable, an Alternative Stock Exchange;

9.9	Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed and the Bonds;

9.10	Notice of late payment: forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

9.11	Change in Agents: give at least 14 days’ prior notice to the Bondholders of any future appointment, resignation or removal of any Agent or of the Registrar or of any change by any Agent or by the Registrar of its specified office and not make any such appointment or removal without the Trustee’s prior written approval;

9.12	Early Redemption: give prior notice to the Trustee of any proposed early redemption pursuant to Condition 8(B) or 8(C);

9.13	Change of Control or Delisting: give notice (which shall be in writing) to the Trustee and the Bondholders in accordance with Condition 17 by not later than the fourteenth day following the first day on which it becomes aware of the occurrence of a Relevant Event (as defined in Condition 8(D));

9.14	Subsidiaries: give to the Trustee the following:

9.14.1	at the same time as sending the report referred to in Clause 9.5 above and, in any event, not later than 180 days after the end of the relevant financial year a certificate signed by two directors of the Company setting out a list of the names of the Subsidiaries of the Company as at the last day of the last financial year of the Company;

9.14.2	within 14 days of a request by the Trustee a certificate signed by two directors of the Company setting out a list of the names of the Subsidiaries of the Company as at the date specified in such request; and

9.14.3	give to the Trustee, as soon as reasonably practicable, after the acquisition or disposal of any company which thereby becomes or ceases to be a Subsidiary, a certificate to such effect signed by two directors of the Company, and any report delivered to the Trustee under Clauses 9.14.1, 9.14.2 and 9.14.3 shall, in the absence of manifest error be conclusive and binding on the Company, the Trustee and the Bondholders;

9.15	Bonds held by Company etc.: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Company signed by any two of its directors stating the number of Bonds held at the date of such certificate by or on behalf of the Company or its Subsidiaries;

9.16	Trust Deed: comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Company and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Company under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth;

9.17	Filing, Registration and Reporting: duly and punctually comply with or procure that there is complied with all filing, registration, reporting and similar requirements required in accordance with applicable law and regulations from time to time relating in any manner whatsoever to this Trust Deed and the Bonds;

9.18	Consents, Approvals and Authorisations: obtain, comply with and do all that is necessary to maintain in full force and effect any governmental or regulatory consents, approval, authorisation, resolution, license or exemption required by the Company relating in any manner whatsoever to this Trust Deed and the Bonds;

9.19

PRC Approvals: use its best endeavours to obtain and maintain all necessary consents, clearances, permits, licences, approvals, authorisations, orders, filings, registrations or qualifications of or with any governmental agency or regulatory body in the People’s Republic of China (the “PRC”) (the “PRC approvals”), including but not limited to, the relevant approvals from, and registrations with, the relevant bodies of the State Administration of Foreign Exchange in the PRC and the Ministry of Commerce in the PRC, in order that it is legally permitted under applicable PRC laws and regulations to (i) remit all or part of the proceeds of the Offering into the PRC and (ii) expatriate the required funds from the PRC to the extent required to fulfil its obligations under the Bonds, including the payment of interest and any redemption amount under the Bonds; and

9.20	Remitting funds into the PRC: not, and will procure that its subsidiaries will not, (i) remit any part of the proceeds from the Offering into the PRC nor (ii) remit any related amount out of the PRC, until it has obtained all the necessary PRC approvals required in order to legally remit such funds under applicable PRC laws and regulations.

10	Remuneration and Indemnification of the Trustee

10.1	Normal Remuneration: So long as any Bond remains outstanding the Company will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree in writing. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Bondholder of moneys due in respect of any Bond or delivery of Shares on conversion of a Bond is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment or delivery to such Bondholder is duly made.

10.2	Extra Remuneration: If an Event of Default or a Potential Event of Default shall have occurred or if the Trustee (after consultation with the Company) finds it expedient or necessary or is requested by the Company to undertake duties which the Trustee and the Company agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Company will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this Clause 10 (or as to such sums referred to in Clause 10.1), as determined to be properly incurred by an Independent Investment Bank. The determination of such Independent Investment Bank will be conclusive and binding on the Company, the Trustee and the Bondholders.

10.3	Expenses: The Company will also on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses incurred by the Trustee in the preparation and execution of this Trust Deed and the Conditions and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Company to enforce any provision of this Trust Deed or the Bonds. Such costs, charges, liabilities and expenses will:

10.3.1	in the case of payments made by the Trustee before such demand carry interest from the date of the demand at the rate of two per cent. per annum over the base rate of the National Westminster Bank plc on the date on which the Trustee made such payments; and

10.3.2	in other cases carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

10.4	Indemnity: The Company will, subject to Clause 12, indemnify the Trustee in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). “Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses incurred by it in the exercise, performance and discharge of its powers, duties obligations and discretions pursuant to or in connection with this Trust Deed, the Agency Agreement and the Bonds and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 10.4.

10.5	Continuing Effect: Clauses 10.3 and 10.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee or the Bonds are no longer outstanding or this Trust Deed has been discharged.

11	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

11.1	Advice: The Trustee may act on the opinion or advice of, or information obtained from, any expert (including the Auditors), whether obtained by or addressed to the Company, the Trustee, the Principal Agent or otherwise, and notwithstanding any monetary or other limit on liability contained therein, will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, fax or electronic mail and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person’s opinion or advice and even if it contains some error or is not authentic.

11.2	Trustee to Assume Due Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice in writing to the contrary, the Trustee may assume that no such event has occurred and that the Company is performing all its obligations under this Trust Deed, the Agency Agreement and the Bonds.

11.3	Resolutions of Bondholders: The Trustee will not be responsible for having acted in good faith on a resolution in writing purporting to have been signed by the requisite Bondholders or on a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Bondholders.

11.4

Illegality/Expenditure of Trustee Funds: No provision of these presents shall require the Trustee to do anything which may: (i) be illegal or contrary to applicable law or regulation; (ii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its own rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or satisfactory indemnity against such risk or the liability is not assured to it.

11.5	Certificate signed by Directors: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors of the Company as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

11.6	Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof and the Trustee shall not be responsible for or required to issue against any loss in connection with such deposit.

11.7	Discretion: The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. Whenever in this Trust Deed, the Agency Agreement or by law, the Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Bondholders.

11.8	Agents: Subject to Clause 11.27, whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.9	Delegation: Subject to Clause 11.27, whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.

11.10	Nominees: Subject to Clause 11.27, in relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

11.11	Forged Bonds: The Trustee will not be liable to the Company or any Bondholder by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic.

11.12	Confidentiality: Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Company.

11.13	Determinations Conclusive: As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

11.14	Currency Conversion: Where it is necessary or desirable to translate or convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted or translated at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee in its absolute discretion but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Company and the Bondholders.

11.15	Events of Default: The Trustee may determine in its absolute discretion whether or not an Event of Default or a Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding on the Company and the Bondholders. If the Trustee is unable in its sole discretion to determine whether an Event of Default or Potential Event of Default is capable or incapable of remedy and/or an event is materially prejudicial to the interests of the Bondholders, it may call for and rely on an Extraordinary Resolution of the Bondholders to make such determination in accordance with such Extraordinary Resolution and the Trustee shall not be obliged to make any determination unless it has been indemnified and/or secured to its satisfaction by the Bondholders.

11.16	Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Company of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them and shall incur no liability for any failure to do so.

11.17	Conversion Price: The Trustee shall have no duty or responsibility to determine whether facts exist which may require an adjustment of the Conversion Price or to determine the nature or extent of any such adjustment when made or the method used or to be used in making it and shall incur no liability for any failure to do so.

11.18	The Shares: The Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Shares or any other property which may at any time be issued or delivered on the conversion of any Bonds or the sale or other disposal of any Shares. The Trustee shall not be responsible for any failure of the Company to make available or deliver any Shares, share certificates or any other securities or property or make any payment on the exercise of any Conversion Right.

11.19	Responsibility: The Trustee assumes no responsibility for the correctness of Recital (A) to this Trust Deed which shall be taken as a statement by the Company, nor shall the Trustee by the execution of this Trust Deed be deemed to make any representation as to the validity, sufficiency or enforceability of the Bonds.

11.20	Enforcement: The Trustee shall not be under any obligation to take proceedings against the Company to enforce payment of the Bonds after the Bonds have become due and payable nor to declare the Bonds due and payable unless it shall have been indemnified and/or secured to its satisfaction.

11.21	Satisfaction of Trustee in Condition 8(C): For the purposes of Condition 8(C) the Trustee shall be satisfied by the Company that the Company will be obliged to pay additional amounts as provided in that Condition by the delivery to it of (a) a certificate signed by two directors of the Company and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that the amendment or change giving rise to the payment of additional amounts have occurred.

11.22	Consolidation, amalgamation etc.: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Company or any sale or transfer of all or substantially all of the assets of the Company or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

11.23	Documents: The Trustee shall not be liable to the Company or any Bondholder if it has accepted as valid or has not rejected any Bonds purporting to be such and subsequently found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties.

11.24	Consent: Any consent to be given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit.

11.25	Acceleration: The Trustee shall not be obliged to declare the Bonds immediately due and payable under Condition 10 unless it has been indemnified and/or secured to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

11.26	Bonds held by the Company etc.: In the absence of actual knowledge or express notice in writing to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 9.16) that no Bonds are for the time being held by or on behalf of the Company or its Subsidiaries.

11.27	Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”) (in each case, after notice have been given to the Company to the extent reasonably practicable), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

11.28	Reliance on Certificates: The Trustee may rely without liability to Bondholders on any certificate prepared by the directors of the Company and accompanied by a certificate or report prepared by an internationally recognised firm of accountants (including the Auditors) pursuant to the Conditions and/or this Trust Deed, whether or not addressed to the Trustee and whether or not the internationally recognised firm of accountants’ liability in respect thereof is limited by a monetary cap or otherwise limited or excluded and shall be obliged to do so where the certificate or report is delivered pursuant to the obligation of the Company to procure such delivery under the Conditions; any such certificate or report shall be conclusive and binding on the Company, the Trustee and the Bondholders.

11.29	Compliance: The Conditions shall be binding on the Company and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Company under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth.

11.30	Notice of Event of Default: The Trustee shall not be bound to give notice to any person of the execution hereof or to take any steps to ascertain whether any Event of Default or any condition event or act which with the giving of notice and/or the lapse of time would constitute an Event of Default has happened and until it shall have actual knowledge or express notice to the contrary the Trustee shall be entitled to assume that no such event has happened and the Company is observing and performing all its obligations under this Trust Deed, the Agency Agreement and the Bonds.

11.31	Legal Opinions: The Trustee shall have no responsibility to Bondholders or any other person in the event that it fails to request, require or receive any legal opinion relating to the Bonds.

11.32	Freedom to Refrain: Notwithstanding anything else herein contained, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction, any court order or arbitral award or any directive or regulation of any agency or any state or which would or might otherwise render it liable to any person or which it would not have the power to do in that jurisdiction and may do anything which is, in its opinion, necessary to comply with any such law, court order, arbitral award, directive or regulation.

11.33	Bond Certificate: The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream as to the principal amount of Bonds represented by a Global Certificate standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount of Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream and subsequently found to be forged or not authentic.

11.34	Claims: The Trustee shall not be liable or responsible for any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of this Trust Deed.

11.35	Reliance on Expert Certificates: Any certificate or report of any expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of the Conditions or this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts therein and shall, in the absence of manifest error, be conclusive and binding on all parties notwithstanding that such certificate or report and/or engagement letter or other document entered into by the Trustee and/or the Company in connection therewith contains a monetary or other limit on the liability of the relevant expert or person in respect thereof and the Trustee shall not be responsible for any loss occasioned by acting on any such certificate or report. The Trustee shall be obliged to accept and entitled to rely on any report of accountants, financial advisers or investment banks where the Company procures the delivery of the same pursuant to its obligations to do so under the Conditions and such report shall be binding on the Company, the Trustee and the holders in the absence of manifest or proven error.

12	Liability of the Trustee

Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee in relation to the trust constituted under this Trust Deed, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions hereof, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any gross negligence, wilful default or breach of trust of which it may be guilty.

13	Waiver and Proof of Default

13.1	Waiver: The Trustee may (but shall not be obliged to), without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Company of the Bonds, the Agency Agreement or this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

13.2	Proof of Default: Proof that the Company has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

13.3	Consents: Where under this Trust Deed provision is made for the giving of any consent or approval or the exercise of any discretion by the Trustee, any such consent or approval may be given and any such discretion may be exercised on such terms and conditions (if any) as the Trustee may think fit and may be given or exercised with retrospective effect. The Company shall observe and perform any such terms and conditions and the Trustee may at any time waive or agree a variation of such terms and conditions.

14	Trustee not Precluded from Entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Company, or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

15	Modification

The Trustee may agree without the consent of the Bondholders to any modification to the Bonds or to this Trust Deed which, in the Trustee’s opinion, is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law. The Trustee may also so agree to any modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Bondholders or is otherwise generally in the interests of the Bondholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 16 of Schedule 3. Any such modification as is permitted by this Clause 15 shall be binding on the Bondholders. The Company shall, upon a modification pursuant to this Clause 15, give notice to the Bondholders in accordance with Condition 17.

16	Currency Indemnity

16.1	Currency of Account and Payment: US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Company under or in connection with the Bonds and this Trust Deed, including damages.

16.2	Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Company or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Company will only discharge the Company to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

16.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under the Bonds or this Trust Deed, the Company will indemnify the recipient against any loss sustained by it as a result. In any event, the Company will indemnify the recipient against the cost of making any such purchase.

16.4	Indemnity separate: The indemnities in this Clause 16 and in sub-Clause 10.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgment or order.

17	Appointment, Retirement and Removal of the Trustee

17.1	Appointment: The Company has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trustee will at all times be a trust corporation and it may be the sole Trustee. Any appointment of a new Trustee will be notified by the Company to the Bondholders as soon as practicable.

17.2	Retirement and Removal: Any Trustee may retire at any time on giving at least 90 days’ written notice to the Company without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Company will use its best endeavours to procure that another trust corporation be appointed as Trustee as soon as practicable and if, after 30 days’ of such notice having been given the Company has failed to do so, the Trustee shall be entitled (at the expense of the Company) but not obliged to appoint another trust corporation selected by the Trustee as its successor.

17.3	Co-Trustees: The Trustee may, despite sub-Clause 17.1, by written notice to the Company appoint anyone to act as an additional Trustee jointly with the Trustee:

17.3.1	if the Trustee considers such appointment to be in the interests of the Bondholders;

17.3.2	to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

17.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Company and that person remove that person. At the Trustee’s request, the Company will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

17.4	Competence of a Majority of Trustees: If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

17.5	Successor: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder (provided it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

18	Communications

Any notice required to be given under this Trust Deed to any of the parties shall be made in the English language or shall be accompanied by a certified English translation and shall be by letter sent by registered post or courier or by fax:

in the case of the Company, to it at:

Renesola Ltd
8 Baoquan Road
Jiashan City Zhejiang 314117
PRC

Fax no.:	(86) 573 477 3063
Attention:	Chief Financial Officer

and in the case of the Trustee, to it at:

DB Trustees (Hong Kong) Limited 55th Floor Cheung Kong Center
2 Queen’s Road Central Hong Kong

Fax no.:	(852) 2203 7320
Attention:	The Managing Director

with a copy to:

Deutsche Trustee Company Limited Winchester House 1 Great Winchester Street
London EC2N 2DB

Fax no.:	(44 20) 7547 6149
Attention:	The Managing Director

Communications will take effect, in the case of a letter sent by registered post, on the seventh business day in the place of receipt after posting; in the case of a letter sent by courier, at the time of delivery; in the case of fax, at the time of despatch if the correct error-free transmission report is received; provided that if such communication would take effect outside business hours then it shall be deemed to be received on the next business day in the place of receipt.

19	Further Issues

19.1	Supplemental Trust Deed: If the Company issues further securities as provided in Condition 16, it shall, before their issue, execute and deliver to the Trustee a deed supplemental to this Trust Deed containing such provisions (corresponding to any of the provisions of this Trust Deed) as the Trustee may require.

19.2	Meetings of Bondholders: If the Trustee so directs, Schedule 3 shall apply equally to Bondholders and to holders of any securities issued pursuant to the Conditions as if references in it to “Bonds” and “Bondholders” were also to such securities and their holders respectively.

20	Governing Law, Third Party Rights and Jurisdiction

20.1	Governing Law: This Trust Deed shall be governed by and construed in accordance with English law.

20.2	Third Party Rights: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

20.3	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Company irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

20.4	Service of Process: The Company irrevocably appoints Law Debenture Corporate Services Limited, currently of Fifth Floor, 100 Wood Street, London EC2V 7EX to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Company. If such process agent ceases to be able to act as such or no longer has an address in England, the Company will appoint a substitute process agent acceptable to the Trustee and will immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

21	Counterparts

This Trust Deed (and any supplemental trust deed thereto) may be executed in counterparts, which when taken together shall constitute one and the same instrument.

SCHEDULE 1

Form of Certificate

On the front:

Amount	ISIN	Common Code	Certificate Number
	XS0293410873	029341087

RENESOLA LTD

(incorporated with limited liability in the British Virgin Islands)

RMB928,700,000

USD Settled 1.00 per cent. Convertible Bonds due 2012

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as specified in the title (the “Bonds”) of Renesola Ltd (the “Company”) and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof.

The Company hereby certifies that [•] of [•] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of RMB[•] ([•] Renminbi). For value received, the Company promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds in respect of which this Certificate is issued are convertible into fully-paid ordinary shares with no par value of the Company subject to and in accordance with the Conditions and the Trust Deed.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

The Certificate is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS whereof the Company has caused this Certificate to be signed on its behalf.

Dated [•]

RENESOLA LTD

By:
Director/Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

DEUTSCHE BANK LUXEMBOURG S.A. as Registrar (without warranty, recourse or liability)

By:
Authorised Signatory
Dated:

On the back:

TERMS AND CONDITIONS OF THE BONDS

The following (subject to amendment, and other than the words in italics) is the text of the Terms and Conditions of the Bonds which will appear on the reverse of each of the definitive certificates evidencing the Bonds:

The issue of the RMB928,700,000 aggregate principal amount of USD settled 1.00 per cent. Convertible Bonds due 2012 (the “Bonds”, which term shall include, unless the context requires otherwise, any further Bonds issued in accordance with Condition 16 and consolidated and forming a single series therewith) of ReneSola Ltd. (the “Issuer”) and the right of conversion into Shares (as defined in Condition 6(A)(v)) of the Issuer were authorised by a resolution of the Board of Directors of the Issuer passed on 20 March 2007. All amounts due under, and all claims arising out of or pursuant to, the Bonds and/or the Trust Deed (as defined below) from or against the Issuer shall be payable and settled in US dollars only in accordance with the provisions of these Conditions and of the Trust Deed. The Bonds are constituted by a trust deed (as amended or supplemented from time to time, the “Trust Deed”) to be dated on or about 26 March 2007 (the “Issue Date”) made between the Issuer and DB Trustees (Hong Kong) Limited as trustee for the holders of the Bonds (the “Trustee”, which term shall, where the context so permits, include all other persons or companies for the time being acting as trustee or trustees under the Trust Deed) and are subject to the paying and conversion agency agreement to be dated on or about 26 March 2007 (as amended or supplemented from time to time, the “Agency Agreement”) with the Trustee, Deutsche Bank AG, Hong Kong Branch as principal paying and conversion agent (the “Principal Agent”), Deutsche Bank Luxembourg S.A. as transfer agent and registrar (the “Registrar”) and the other paying, conversion and transfer agents appointed under it (each a “Paying Agent”, “Conversion Agent”, “Transfer Agent” and together with the Registrar and the Principal Agent, the “Agents”) relating to the Bonds. References to the “Principal Agent”, “Registrar” and “Agents” below are references to the principal agent, registrar and agents for the time being for the Bonds. The statements in these terms and conditions (these “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed. Unless otherwise defined, terms used in these Conditions have the meaning specified in the Trust Deed. Copies of the Trust Deed and of the Agency Agreement are available for inspection at the registered office of the Trustee being at the date hereof at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong and at the specified offices of each of the Agents. The Bondholders are entitled to the benefit of the Trust Deed and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

Status and Form

A.	Status

The Bonds constitute direct, unsubordinated, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and the Bonds shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4, at all times rank at least equally with all of its other present and future unsecured and unsubordinated obligations.

B.	Form and Denomination

The Bonds are issued in registered form in the denomination of RMB100,000 or higher multiple integrals thereof, without coupons attached. A Bond certificate (each a “Certificate”) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Bond and each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Bondholders which the Issuer will procure to be kept by the Registrar.

Upon issue, the Bonds will be represented by a Global Certificate deposited with a common depositary for, and representing Bonds registered in the name of a common nominee of, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme. The Conditions are modified by certain provisions contained in the Global Certificate. Except in the limited circumstances described in the Global Certificate, owners of interests in Bonds represented by the Global Certificate will not be entitled to receive definitive Certificates in respect of their individual holdings of Bonds. The Bonds are not issuable in bearer form.

Title

Title to the Bonds passes only by transfer and registration in the register of Bondholders as described in Condition 3. The holder of any Bond will (except as otherwise required by law) be treated as its absolute legal and beneficial owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Terms and Conditions “Bondholder” and (in relation to a Bond) “holder” means the person in whose name a Bond is registered.

Transfers of Bonds; Issue of Certificates

A.	Register

The Issuer will cause to be kept at the specified office outside the United Kingdom of the Registrar and in accordance with the terms of the Agency Agreement a register on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds (the “Register”). Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding of Bonds.

B.	Transfer

Subject to Condition 3(E) and the terms of the Agency Agreement, a Bond may be transferred by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Agents. No transfer of title to a Bond will be valid or effective unless and until entered on the Register.

Transfers of interests in the Bonds evidenced by the Global Certificate will be effected in accordance with the rules of the relevant clearing systems.

C.	Delivery of New Certificates

Each new Certificate to be issued upon a transfer of Bonds will, within five business days (at the place of the relevant specified office) of receipt by the Registrar or, as the case may be, any other relevant Agent of the original certificate and the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (free of charge to the holder and at the Company’s expenses) to the address specified in the form of transfer.

Except in the limited circumstances described herein (see “The Global Certificate”), owners of interests in the Bonds will not be entitled to receive physical delivery of Certificates.

Where only part of a principal amount of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred, exchanged or converted, a new Certificate in respect of the Bonds not so transferred, exchanged or converted will, within five business days (at the place of the relevant specified office) of delivery of the original Certificate to the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred, exchanged or converted (but free of charge to the holder) to the address of such holder appearing on the Register.

For the purposes of Condition 3, “business day” shall mean a day other than a Saturday or Sunday on which banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer or conversion) or the Agent with whom a Certificate is deposited in connection with a transfer or conversion, is located.

D.	Formalities Free of Charge

Registration of a transfer of Bonds and issuance of new Certificates will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer and (ii) the Company or the relevant Agent being satisfied that the regulations concerning the transfer of Bonds have been complied with.

E.	Closed Periods

No Bondholder may require the transfer of a Bond to be registered (i) during the period of seven days ending on (and including) the dates for payment of any principal pursuant to the Conditions; (ii) after a Conversion Notice (as defined in Condition 6(B)) has been delivered with respect to a Bond; (iii) after, a Relevant Event Redemption Notice (as defined in Condition 8(D)) or a Put Exercise Notice (as defined in Condition 8(E)) has been deposited in respect of such Bond; (iv) during the period of 15 days ending on (and including) any Interest Record Date (as defined in Condition 7(B)), each such period being a “Closed Period”.

F.	Regulations

All transfers of Bonds and entries on the register of Bondholders (“Register”) will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge to the holder and at the Company’s expenses) by the Registrar to any Bondholder who asks for one.

Negative Pledge

(a)	Negative Pledge

The Issuer undertakes that, so long as any of the Bonds remains outstanding (as defined in the Trust Deed) or any amount is due under or in respect of any Bond or otherwise under the Trust Deed, it will not, and will procure that none of its subsidiaries will, create or permit to subsist or arise any Encumbrance upon the whole or any part of their respective present or future assets or revenues to secure any Relevant Indebtedness of the Issuer or any subsidiary of the Issuer or to secure any guarantee of or indemnity in respect of any Relevant Indebtedness of the Issuer or any subsidiary of the Issuer unless the outstanding

Bonds are forthwith secured by the same Encumbrance or, at the option of the Issuer, by such other security, guarantee, indemnity or other arrangement as shall be approved by an Extraordinary Resolution of the Bondholders.

(b)	Interpretation

In these Conditions

(i)	any reference to an “Encumbrance” is to a mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

(ii)	any reference to “Relevant Indebtedness” is to any indebtedness in the form of or represented by debentures, loan stock, bonds, notes, or other similar securities which are, or are issued with the intention on the part of the issuer thereof that they should be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or on any other securities market (whether or not initially distributed by way of private placement); and

(iii)	any reference to a “subsidiary” or “Subsidiary” of the Issuer is to a company the financial statements of which, in accordance with applicable law and generally accepted accounting principles, are or should be consolidated with those of the Issuer.

Interest

A.	The Bonds bear interest from 26 March 2007 at the rate of 1.00 per cent. per annum (the “Rate of Interest”) of the principal amount of the Bonds. Interest is payable semi-annually in arrear on 26 March and 26 September in each year (each an “Interest Payment Date”) commencing 26 September 2007. Each Bond will cease to bear interest (a) (subject to Condition 6(B)(iv)) from and including the Interest Payment Date last preceding its Conversion Date (as defined below) (or if such Conversion Date falls on or before the first Interest Payment Date, 26 March 2007) subject to conversion of the relevant Bond in accordance with the provisions of Condition 6(B), or (b) from the due date for redemption thereof unless, upon surrender in accordance with Condition 8, payment of the full amount due is improperly withheld or refused or default is otherwise made in respect of any such payment. In such event, interest will continue to accrue at the rate aforesaid (after as well as before any judgment) up to but excluding the date on which all sums due in respect of any Bond are received by or on behalf of the relevant holder. If interest is required to be calculated for a period of less than a complete Interest Period (as defined below), the relevant day–count fraction will be determined on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

The period beginning on 26 March 2007 and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is called an “Interest Period”.

The amount of interest payable for any period shall be the US Dollar Equivalent of an amount equal to the product of the Rate of Interest, the principal amount of the Bonds and the day-count fraction for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

B.	Save as provided in Condition 6(B)(iv), no payment or adjustment will be made on conversion for any interest accrued on converted Bonds since the Interest Payment Date last preceding the relevant Conversion Date, or, if the Bonds are converted on or before the first Interest Payment Date, since 26 March 2007.

Conversion

A.	Conversion Right

(i)	Conversion Period: Subject as hereinafter provided, Bondholders have the right to convert their Bonds into Shares at any time during the Conversion Period referred to below.

The right of a Bondholder to convert any Bond into Shares is called the “Conversion Right” Subject to and upon compliance with, the provisions of this Condition, the Conversion Right attaching to any Bond may be exercised, at the option of the holder thereof, at any time on and after 10 April 2007 up to the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on 11 March 2012 (but, except as provided in Condition 6(A)(iv), in no event thereafter) or if such Bond shall have been called for redemption before the Maturity Date, then up to the close of business (at the place aforesaid) on a date no later than seven business days (in the place aforesaid) prior to the date fixed for redemption thereof (the “Conversion Period”).

The number of Shares to be issued on conversion of a Bond will be determined by dividing the RMB principal amount of the Bond to be converted (translated into Sterling at the fixed exchange rate of RMB15.0633 to £1.00) by the Conversion Price in effect at the Conversion Date (both as hereinafter defined). A Conversion Right may only be exercised in respect of one or more Bonds. If more than one Bond held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate RMB principal amount of the Bonds to be converted.

(ii)	Fractions of Shares: Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof. Notwithstanding the foregoing, in the event of a consolidation or re-classification of Shares by operation of law or otherwise occurring after 21 March 2007 which reduces the number of shares outstanding, the Issuer will upon conversion of Bonds pay in cash (in US dollar by means of a US dollar cheque drawn on a bank in New York City) the US Dollar Equivalent of a sum equal to such portion of the RMB principal amount of the Bond or Bonds evidenced by the Certificate deposited in connection with the exercise of Conversion Rights as corresponds to any fraction of a Share not issued as a result of such consolidation or re-classification aforesaid if such sum exceeds US$10.00.

(iii)	Conversion Price: The price at which Shares will be issued upon conversion (the “Conversion Price”) will initially be £5.88 per Share but will be subject to adjustment in the manner provided in Condition 6(C).

(iv)

Revival and/or survival after Default: Notwithstanding the provisions of Condition 6(A)(i), if (a) the Issuer shall default in making payment in full in respect of any Bond which shall have been called for redemption on the date fixed for redemption thereof, (b) any Bond has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events under Condition 10 or (c) any Bond is not redeemed on the Maturity Date in accordance with Condition 8(A), the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of the moneys payable in respect of such Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders and, notwithstanding the provisions of Condition 6(A)(i), any Bond in respect of which the Certificate and Conversion Notice are deposited for conversion prior to such date shall be converted on the relevant Conversion Date (as defined below) notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Agent or the Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

(v)	Meaning of “Shares”: As used in these Conditions, the expression “Shares” means ordinary shares of no par value of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

B. Conversion Procedure

(i)	Conversion Notice: To exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of any Conversion Agent a notice of conversion (a “Conversion Notice”) in duplicate in the form (for the time being current) obtainable from the specified office of each Agent, together with the relevant Certificate and any amounts required to be paid by the Bondholder under Condition 6(B)(ii).

The conversion date in respect of a Bond (the “Conversion Date”) must fall at a time when the Conversion Right attaching to that Bond is expressed in these Conditions to be exercisable (subject to the provisions of Condition 6(A)(iv) above) and will be deemed to be the Stock Exchange Business Day (as defined below) immediately following the date of the surrender of the Certificate in respect of such Bond and delivery of such Conversion Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right. A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents to such withdrawal. “Stock Exchange Business Day” means any day (other than a Saturday or Sunday) on which the AIM Market of the London Stock Exchange plc (“AIM”) or the Alternative Stock Exchange (as defined in Condition 6(C) below), as the case may be, is open for business.

(ii)	Stamp Duty etc.: A Bondholder delivering a Certificate in respect of a Bond for conversion must pay to the relevant Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital or stamp duties payable in the British Virgin Islands, the United Kingdom and, if relevant, in the place of the Alternative Stock Exchange, by the Issuer in respect of the allotment and issue of Shares and listing of the Shares on AIM on conversion) (the “Taxes”) and such Bondholder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion. The Issuer will pay all other expenses arising on the issue of Shares on conversion of Bonds. The Bondholder (and, if applicable, the person other than the Bondholder to whom the Shares are to be issued) must provide the Agent with details of the relevant tax authorities to which the Agent must pay monies received in settlement of Taxes payable pursuant to this Condition 6(B)(ii). The Agent is under no obligation to determine whether a Bondholder is liable to pay any Taxes including capital, stamp, issue, registration or similar taxes and duties or the amounts payable (if any) in connection with this Condition 6(B)(ii).

(iii)	Issue of Shares: Shares to be issued on conversion of the Bonds (including any Additional Shares (as defined below)) will be issued in uncertificated form through the dematerialised securities trading system operated by CRESTCo Limited (“CREST”) provided the Bondholder has specified an account for this purpose, unless the relevant Bondholder elects to receive the Shares in certificated registered form or, at the time of issue, the Shares are not a participating security in CREST. Where Shares are to be issued through CREST, they will be delivered to the account specified by the relevant Bondholder in the relevant Conversion Notice by not later than seven Stock Exchange Business Days following the relevant Conversion Date (or, in the case of any Additional Shares, not later than seven Stock Exchange Business Days following the Reference Date (as defined below)). Where Shares are to be issued in certificated form, a certificate in respect thereof will be dispatched by mail free of charge (but uninsured and at the risk of the recipient) to the relevant Bondholder or as it may direct in the relevant Conversion Notice within 28 days following the relevant Conversion Date or, as the case may be, the Reference Date.

If the Conversion Date in relation to any Bond shall be on or after a date with effect from which an adjustment to the Conversion Price takes retroactive effect pursuant to any of the provisions referred to in Condition 6(C) and the relevant Registration Date (as defined below) falls on a date when the relevant adjustment has not yet been reflected in the then current Conversion Price, the provisions of this sub-paragraph (iii) shall be applied mutatis mutandis to such number of Shares as is equal to the excess of the number of Shares (“Additional Share”) which would have been required to be issued on conversion of such Bond if the relevant retroactive adjustment had been given effect as at the said Registration Date over the number of Shares previously issued (or which the Issuer was previously bound to issue) pursuant to such conversion. Any Additional Shares to be issued pursuant to this Condition 6(B)(iii) will be deemed to be issued as of the date the relevant retroactive adjustment takes effect or as at the date of issue of Shares if the adjustment results from the issue of Shares (each such date, the “Reference Date”).

The person or persons specified for that purpose will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s register of members (the “Registration Date”). The Shares issued upon conversion of the Bonds will in all respects rank pari passu with the Shares in issue on the relevant Registration Date. Save as set out in these Conditions, a holder of Shares issued on conversion of Bonds shall not be entitled to any rights the record date for which precedes the relevant Registration Date.

If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Bond, but before the Registration Date (disregarding any retroactive adjustment of the Conversion Price referred to in this sub-paragraph (iii) prior to the time such retroactive adjustment shall have become effective), the Issuer will pay to the converting Bondholder or his designee an amount (the “Equivalent Amount”) equal to the US Dollar Equivalent of any such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by means of a US dollar cheque drawn on a bank in New York City and sent to the address specified in the relevant Conversion Notice.

(iv)	Interest Accrual: If any notice requiring the redemption of any Bonds is given pursuant to Condition 8(B) or Condition 8(C) during the period beginning on the 15th day prior to the record date in respect of any dividend payable in respect of the Shares and ending on the Interest Payment Date next following such record date, where such notice specifies a date for redemption falling on or prior to the date which is 14 days after such next following Interest Payment Date, where Certificates have been delivered for conversion and in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date, interest shall accrue on the Bonds from the preceding Interest Payment Date (or, if the relevant Conversion Date falls on or before the first Interest Payment Date, from, and including, 26 March 2007) to, but excluding, the relevant Conversion Date; provided that no such interest shall accrue on any Bond in the event that the Shares issued on conversion thereof shall carry an entitlement to receive such dividend or in the event the Bond carries an entitlement to receive an Equivalent Amount (as defined herein). Any such interest shall be paid not later than 14 days after the relevant Conversion Date by US dollar cheque drawn on, or by transfer to a US dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant Bondholder.

C.	Adjustments to Conversion Price

The Conversion Price will be subject to adjustment in the following events:

1	Consolidation, Subdivision or Reclassification: If the Issuer shall (a) divide its outstanding Shares, (b) consolidate its outstanding Shares into a smaller number of Shares, or (c) re-classify any of its Shares into other securities of the Issuer, then the Conversion Price shall be appropriately adjusted so that the holder of any Bond, the Conversion Date in respect of which occurs after the coming into effect of the adjustment described in this Condition 6(C)(1) shall be entitled to receive the number of Shares and/or other securities of the Issuer which such holder would have held or have been entitled to receive after the happening of any of the events described above had such Bond been converted immediately prior to the happening of such event, but without prejudice to the effect of any other adjustment to the Conversion Price made with effect from the date of the happening of such event or any time thereafter.

Such adjustment shall become effective on the date the alteration takes effect.

2	Capitalisation of Profits or Reserves:

(i)	If and whenever the Issuer shall issue any Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves including, Shares paid up out of distributable profits or reserves, issued (except any Scrip Dividend) and which would not have constituted a Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A
B

Where:

A	is the aggregate number of issued Shares outstanding immediately before such issue; and

B	is the aggregate number of issued Shares immediately after such issue.

(ii)	In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price of such Shares exceeds the amount of the Relevant Cash Dividend or the relevant part thereof and which would not have constituted a Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the issue of such Shares by the following fraction:

A + B
A + C

Where:

A	is the aggregate number of issued Shares immediately before such issue;

B	is the aggregate number of Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend and (ii) the denominator is the Current Market Price of the Shares issued by way of Scrip Dividend in respect of each existing Share in lieu of the whole, or the relevant part, of the Relevant Cash Dividend; and

C	is the aggregate number of Shares issued by way of such Scrip Dividend;

or by making such other adjustment as an Independent Investment Bank shall certify to the Trustee as fair and reasonable.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

3	Distributions:

(i)	Subject to Condition 6(C)(3)(ii), if and whenever the Issuer shall pay or make any Distribution to the Shareholders (except to the extent that the Conversion Price falls to be adjusted under Condition 6(C)(2) above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Distribution by the following fraction:

A - B
A

Where:

A	is the Current Market Price of one Share on the last Trading Day preceding the date on which the Distribution is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the Distribution attributable to one Share.

Such adjustment shall become effective on the date that such Distribution is actually made.

(ii)	If and whenever the Issuer shall pay or make any Distribution in cash only to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Distribution by the following fraction:

A - B
A

Where:

A	is the Current Market Price of one Share on the record date for the determination of Shareholders entitled to receive such Distribution in cash; and

B	is the amount of cash so distributed attributable to one Share.

Such adjustment shall become effective on the record date for the determination of Shareholders entitled to receive such Distribution in cash.

4	Rights Issues of Shares or Options over Shares: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class by way of rights, of options, warrants or other rights to subscribe for or purchase any Shares, in each case at less than 95 per cent. of the Current Market Price per Share on the last Trading Day preceding the date of the announcement of the terms of the issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A + B
A + C

Where:

A	is the number of Shares in issue immediately before such announcement;

B	is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Shares comprised therein would purchase at such Current Market Price per Share; and

C	is the aggregate number of Shares issued or, as the case may be, comprised in the grant.

Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be).

5	Rights Issues of Other Securities: If and whenever the Issuer shall issue any securities (other than Shares or options, warrants or other rights to subscribe or purchase Shares) to all or substantially all Shareholders as a class by way of rights or grant to all or substantially all Shareholders as a class by way of rights, of options, warrants or other rights to subscribe for or purchase any securities (other than Shares or options, warrants or other rights to subscribe or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A - B
A

Where:

A	is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue or grant is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be).

6	Issues at less than Current Market Price: If and whenever the Issuer shall issue any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or the issue or grant of options, warrants or other rights to subscribe or purchase Shares in each case at a price per Share which is less than 95 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A + B
C

Where:

A	is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Shares;

B	is the number of Shares which the aggregate consideration receivable for the issue of such additional Shares would purchase at such Current Market Price per Share; and

C	is the number of Shares in issue immediately after the issue of such additional Shares.

References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the issue of such options, warrants or other rights.

7	Other Issues at less than Current Market Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within this Condition 6(C)(7), if and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in Conditions 6(C)(4), 6(C)(5) or 6(C)(6)), or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity shall issue any securities (other than the Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Issuer on conversion, exchange or subscription at a consideration per Share which is less than 95 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the terms of issue of such securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A + B
A + C

Where:

A	is the number of Shares in issue immediately before such issue;

B	is the number of Shares which the aggregate consideration receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price per Share; and

C	is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

Such adjustment shall become effective on the date of issue of such securities

8	Modification of Rights of Conversion etc.: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Condition 6(C)(7) (other than in accordance with the terms of such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than 95 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such modification by the following fraction:

A + B
A + C

Where:

A	is the number of Shares in issue immediately before such modification;

B	is the number of Shares which the aggregate consideration receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to the securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price; and

C	is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Investment Bank considers appropriate (if at all) for any previous adjustment under this Condition 6(C)(8) or Condition 6(C)(7).

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

9	Other Offers to Shareholders: If and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with which an offer to which the Shareholders generally (meaning for these purposes the holders of at least 60 per cent. of the Shares outstanding at the time such offer is made) are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Condition 6(C)(4), Condition 6(C)(5) or Condition 6(C)(6)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A - B
A

Where:

A	is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue is publicly announced; and
B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue of the securities.

10	Other Events: If the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this Condition 6, the Issuer shall, at its own expense, consult an Independent Investment Bank, to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination by the Independent Investment Bank such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the circumstances giving rise to any adjustment pursuant to this Condition 6 have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Condition 6 as may be advised by the Independent Investment Bank to be in its opinion appropriate to give the intended result.

11	Calculation of Consideration Receivable: For the purpose of any calculation of the consideration receivable pursuant to Conditions 6(C)(6), 6(C)(7) and 6(C)(8):

(a)	Issue of Shares for Cash: the aggregate consideration receivable for Shares issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Issuer for any underwriting of the issue or otherwise in connection therewith;

(b)	Issue of Shares on Conversion or Exercise of Securities: (1) the aggregate consideration receivable for the Shares to be issued on the conversion or exchange of any securities shall be deemed to be the consideration received or receivable by the Issuer for any such securities and (2) the aggregate consideration receivable for the Shares to be issued on the exercise of rights of subscription attached to any securities shall be deemed to be that part (which may be the whole) of the consideration received or receivable by the Issuer for such securities which is attributed by the Issuer to such rights of subscription or, if no part of such consideration is so attributed, the Fair Market Value of such rights of subscription as at the date of the announcement of the terms of issue of such securities as determined in good faith by an Independent Investment Bank, plus in the case of each of (1) and (2) above, the additional minimum consideration (if any) to be received by the Issuer on the conversion or exchange of such securities, or on the exercise of such rights of subscription (the consideration in all such cases to be determined subject to the proviso in Conditions 6(C)(11)(a)) and (3) the consideration per Share receivable by the Issuer on the conversion or exchange of, or on the exercise of such rights of subscription attached to, such securities shall be the aggregate consideration referred to in (1) or (2) above (as the case may be) converted into Sterling if such consideration is expressed in a currency other than Sterling at such rate of exchange as may be determined in good faith by an Independent Investment Bank to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Shares to be issued on such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

12	More than One Event in Quick Succession: Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such independent investment bank to be in its opinion appropriate for that purpose to give such intended result.

13	Increases in Conversion Price: No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares as referred to in Condition 6(C)(1) above.

14	Investment Banks’ Certificate Conclusive: If any doubt shall arise as to the appropriate adjustment to the Conversion Price a certificate or report of an Independent Investment Bank shall be conclusive and binding on all concerned save in the case of manifest error.

15	Rounding and Minor Adjustments: On any adjustment, the resultant Conversion Price, if not an integral multiple of £0.01, shall be rounded down to the nearest £0.01. No adjustment shall be made to the Conversion Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment.

16	Selection of Investment Bank: If the Issuer fails to select an Independent Investment Bank when required for the purposes of this Condition 6, the Bondholders may select such bank (as the case may require) at the expense of the Issuer.

17	Notice to Bondholders: Notice of any adjustments shall be given to Bondholders in accordance with Condition 17, the Trustee and the Agents as soon as practicable after their determination. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment. The Trustee and the Agents shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so. Neither the Trustee nor the Agents shall be under any duty to determine, calculate or verify the adjusted Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

For the purposes of these Conditions:

“Alternative Stock Exchange” means at any time, in the case of the Shares, if they are not at that time listed and traded on AIM, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

“Average Closing Price” is the arithmetic average of the Closing Price per Share for each Trading Day during the Relevant Period.

In making any such calculation, such adjustments (if any) shall be made as an Independent Investment Bank may consider appropriate to reflect (a) any consolidation or subdivision of the Shares, (b) issues of Shares by way of capitalisation of profits or reserves, or any like or similar event or (c) the modification of any rights to dividends of Shares.

“Closing Price” for the Shares for any Trading Day shall be the price derived from AIM or, as the case may be, the Alternative Stock Exchange for such day.

“Current Market Price” means, in respect of a Share at a particular date, the average of the closing prices derived from AIM or the Alternative Stock Exchange for one Share (being a Share carrying full entitlement to dividend) for the five consecutive Trading Days ending on the Trading Day immediately preceding such date, provided that if at any time during the said five Trading Day period the Shares shall have been quoted ex-dividend and during some other part of that period the Shares shall have been quoted cum-dividend then:

(i)	if the Shares to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share; or

(ii)	if the Shares to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

and provided further that if the Shares on each of the said five Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share.

“Distribution” means (a) any dividend or distribution (whether of cash or assets in specie) by the Issuer for any financial period (whenever paid or made and however described) (and for these purposes a distribution of assets in specie includes without limitation an issue of shares or other securities credited as fully or partly paid (other than Shares credited as fully paid to the extent an adjustment to the Conversion Price is made in respect thereof under Condition 6(C)(2)(i)) by way of capitalisation of reserves and including any Scrip Dividend to the extent of the Relevant Cash Dividend) unless it comprises a purchase or redemption of Shares by or on behalf of the Issuer (or a purchase of Shares by or on behalf of a Subsidiary of the Issuer), where the weighted average price (before expenses) on any one day in respect of such purchases does not exceed the Current Market Price of the Shares as derived from AIM or the Alternative Stock Exchange, as the case may be, by more than five per cent. either (1) on that date, or (2) where an announcement has been made of the intention to purchase Shares at some future date at a specified price, on the Trading Day immediately preceding the date of such announcement and, if in the case of either (1) or (2), the relevant day is not a Trading Day, the immediately preceding Trading Day.

“Fair Market Value” means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank, provided that (i) the fair market value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such investment banks) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded.

“Independent Investment Bank” means an independent investment bank of international repute (acting as expert) selected by the Issuer and notified to the Trustee.

“Relevant Cash Dividend” means any cash dividend specifically declared by the Issuer.

“Relevant Period” means the period beginning on the 30th Trading Day prior to the Trading Day (the “relevant Trading Day”) immediately preceding the date on which the Shares are quoted ex-dividend on AIM (or any relevant Alternative Stock Exchange) in respect the cash dividend which caused the adjustment to the Conversion Price pursuant to Condition 6(C)(3), and ending on the relevant Trading Day.

“Scrip Dividend” means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend being a dividend which the Shareholders concerned would or could otherwise have received and which would not have constituted a Distribution (and for the avoidance of doubt to the extent that no adjustment is to be made under Condition 6(C)(3) in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or part thereof).

“Trading Day” means a day when AIM or, as the case may be an Alternative Stock Exchange, is open for dealing business, provided that if no closing price is reported in respect of the relevant Shares on AIM or, as the case may be the Alternative Stock Exchange for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not have existed when ascertaining any period of dealing days.

D.	Covenants relating to the Conversion Rights

The Issuer has undertaken in the Trust Deed, inter alia, that so long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed), it will:

(i)	Listing of Shares: use its best efforts to (a) maintain a listing for all the issued Shares on AIM, (b) obtain and maintain a listing for all the Shares issued on exercise of the Conversion Rights attached to the Bonds on AIM and (c) if the Issuer is unable to obtain or maintain such listing, to obtain and maintain a listing for all the issued Shares on an Alternative Stock Exchange as the Issuer may from time to time determine and will forthwith give notice to Bondholders in accordance with Condition 17 of any such listing or delisting of Shares (as a class) by any such stock exchange;

(ii)	Expenses: pay the expenses of the issue of, and all expenses of obtaining and maintaining a listing for, Shares arising on conversion of the Bonds;

(iii)	No Reduction of Issued Share Capital: it will not make any reduction of its issued ordinary shares or any uncalled liability in respect thereof or of any relevant redemption reserve fund (except, in each case, as permitted by law).

In the Trust Deed, the Issuer has also undertaken with the Trustee that so long as any Bond remains outstanding it will reserve, free from any other pre-emptive or other similar rights, out of its authorised but unissued Shares the full number of Shares liable to be issued on conversion of the Bonds from time to time remaining outstanding and shall ensure that all Shares delivered on conversion of the Bonds will be duly and validly issued as fully-paid; provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law.

The Issuer has also given certain other undertakings in the Trust Deed for the protection of the Conversion Rights.

E.	Conversion upon Change of Control

If a Change of Control (as defined below) shall have occurred, the Issuer shall give notice of that fact to the Bondholders (the “Change of Control Notice”) in accordance with Condition 17 within seven days after it becomes aware of such Change of Control. Following the giving of a Change of Control Notice, upon any exercise of Conversion Rights such that the relevant Conversion Date falls within 30 days following a Change of Control, or, if later, 30 days following the date on which the Change of Control Notice is given to Bondholders (such period, the “Change of Control Conversion Period”), the Conversion Price shall be adjusted by multiplying the Conversion Price on the relevant Conversion Date by the following formula:

where:

OCP for the purposes of this Condition 6(E) shall be the Conversion Price applicable on the relevant Conversion Date in respect of any conversion pursuant to this Condition 6(E);

Conversion Premium (“CP”) = 22.5 per cent. expressed as a fraction;

c	=	the number of days from and including the first day of the Change of Control Conversion Period to but excluding 26 March 2012; and

t	=	the number of days from and including 26 March 2007 to but excluding 26 March 2012.

If the last day of a Change of Control Conversion Period shall fall during a Closed Period, the Change of Control Conversion Period shall be extended such that its last day will be the fifteenth day following the last day of a Closed Period.

For the purposes of this Condition 6(E),

“Control” means the right to appoint and/or remove all or the majority of the members of the Issuer’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of Shares, the possession of voting rights, contract or otherwise;

a “Change of Control” occurs when:

(i)	any Person or Persons acting together acquires Control of the Issuer if such Person or Persons does not or do not have, and would not be deemed to have, Control of the Issuer on the Issue Date;

(ii)	the Issuer consolidates with or merges into or sells or transfers all or substantially all of the Issuer’s assets to any other Person, unless the consolidation, merger, sale or transfer will not result in the other Person or Persons acquiring Control over the Issuer or the successor entity; or

(iii)	one or more Persons (other than any Person referred to in sub-paragraph (i) above) acquires the legal or beneficial ownership of all or substantially all of the Issuer’s issued Shares;

a “Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Issuer’s Board of Directors or any other governing board and does not include the Issuer’s wholly-owned direct or indirect subsidiaries; and

“Voting Rights” means the right generally to vote at a general meeting of Shareholders of the Issuer (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

The Trustee and the Agents shall not be required to take any steps to ascertain whether a Change of Control or any event which would lead to a Change of Control has occurred or may occur and shall be entitled to assume that no such event has occurred until they have received written notice to the contrary from the Issuer.

Payments

A.	US Dollar Settlement

All amounts due under, and all claims arising out of or pursuant to, the Bonds and/or the Trust Deed from or against the Issuer shall be payable and settled in US dollars only.

For the purposes of these Conditions, “US Dollar Equivalent” means:

(i)	in respect of a Renminbi-denominated amount that, but for this Condition 7(A), would be due under the Bonds, in Renminbi, the Renminbi amount converted into US dollars using the Spot Rate for the relevant Rate Calculation Date; and

(ii)	in respect of a Sterling-denominated amount, that, but for this Condition 7(A), would be due under the Bonds, in Sterling, the Sterling amount converted into US dollars using the Spot Rate for the relevant Rate Calculation Date.

For this purpose:

“Business Day” means, in relation to Beijing (for determining the US Dollar Equivalent of a Renminbi-denominated amount) or London (for determining the US Dollar Equivalent of a Sterling-denominated amount), a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in such place and in New York City;

“Rate Calculation Date” means the day which is two Business Days before the due date of the relevant amount under these Conditions;

“Reference Dealers” means four leading dealers engaged in the foreign exchange market of the relevant currency selected by the Principal Agent; and

“Spot Rate”, for each Rate Calculation Date, means a rate determined by the Issuer in good faith as follows:

(a)	in respect of the US Dollar Equivalent of a Renminbi-denominated amount, the RMB/US dollar official fixing rate, expressed as the amount of Renminbi per one US dollar, reported by the People’s Bank of China which appears on the Reuters Screen “SAEC” Page opposite the symbol “USDCNY” page at or about 9:15 am (Beijing time) on the Rate Calculation Date;

(b)	in respect of the US Dollar Equivalent of a Sterling-denominated amount, the bid exchange rate, expressed as the amount of Sterling per one US dollar, which appears on the relevant Reuters “FXBENCH” page at 12 p.m. (London time) on the Rate Calculation Date;

(c)	if no such rate is available under sub-paragraph (a) or (b), the spot rate determined by the Issuer in good faith on the basis of quotations provided by the Reference Dealers of the specified exchange rate for the Rate Calculation Date as obtained in accordance with the provisions below; and

(d)	if fewer than two quotations are provided under sub-paragraph (c), the exchange rate for the Rate Calculation Date as shall be determined by an Independent Investment Bank in good faith.

In determining the spot rate under sub-paragraph (c), the Issuer will request the Beijing (for determining the US Dollar Equivalent of a Renminbi-denominated amount) or London (for determining the US Dollar Equivalent of a Sterling-denominated amount) office of each of the Reference Dealers to provide a quotation of what the specified screen rate would have been had it been published, reported or available for the Rate Calculation Date, based upon each Reference Dealer’s experience in the foreign exchange market for Renminbi or Sterling (as applicable) and general activity in such market on the Rate Calculation Date. The quotations used to determine the Spot Rate for a Rate Calculation Date will be determined in each case for such Rate Calculation Date, and will be requested at 9:15 a.m. (Beijing time) or 12 p.m. (London time), as applicable, on such Rate Calculation Date or as soon as practicable after it is determined that the specified screen rate was not available.

If four quotations are provided, the rate for a Rate Calculation Date will be the arithmetic mean of the rates, without regard to the rates having the highest and lowest value. For this purpose, if more than one quotation has the same highest value or lowest value, then the rate of only one of such quotations shall be disregarded. If two or three quotations are provided, the rate for a Rate Calculation Date will be the arithmetic mean of the rates provided.

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 7, whether by the Reference Dealers (or any of them), the Issuer or the Independent Investment Bank, will (in the absence of willful default, bad faith or manifest error) be binding on the Issuer, the Trustee, the Agents and all Bondholders.

B.	Principal, premium and interest

Payment of principal, premium and interest due other than on an Interest Payment Date, will be made by transfer to the registered account of the Bondholder or by US dollar cheque drawn on a bank in New York City mailed to the registered address of the Bondholder in accordance with Condition 17 if it does not have a registered account. Payment of principal and premium will only be made after surrender of the relevant Certificate at the specified office of any of the Agents.

Interest on Bonds due on an Interest Payment Date will be paid on the due date for the payment of interest to the holder shown on the Register at the close of business on the day before the due date for the payment of interest (the “Interest Record Date”). Payments of interest on each Bond will be made by transfer to the registered account of the Bondholder or by US dollar cheque drawn on a bank in New York City mailed to the registered address of the Bondholder in accordance with Condition 17 if it does not have a registered account.

References in these Conditions, the Trust Deed and the Agency Agreement to principal in respect of any Bond shall, where the context so permits, be deemed to include a reference to any premium payable thereon.

C.	Registered Accounts

For the purposes of this Condition, a Bondholder’s registered account means the US dollar account maintained by or on behalf of it with a bank in New York City, details of which appear on the Register at the close of business on the second business day (as defined below) before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register at that time.

D.	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 9. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

E.	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that it not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

F.	Default Interest and Delay In Payment

If the Issuer fails to pay any sum in respect of the Bonds when the same becomes due and payable under these Conditions, interest shall accrue on the overdue sum at the rate of 5.0 per cent. per annum from the due date. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

G.	Business Day

In this Condition, “business day” means a day other than a Saturday or Sunday on which commercial banks are open for business in Hong Kong, London and New York and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered. If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

Redemption, Purchase and Cancellation

A.	Maturity

Unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem each Bond at an amount equal to the US Dollar Equivalent of its RMB principal amount multiplied by 105.90 per cent. together with accrued interest, on 26 March 2012 (the “Maturity Date”). The Issuer may not redeem the Bonds at its option prior to that date except as provided in Condition 8(B) or Condition 8(C) below (but without prejudice to Condition 9).

B.	Redemption at the Option of the Issuer

On or at any time after 26 March 2009 and prior to the Maturity Date, the Issuer may, having given not less than 30 nor more than 60 days’ notice to the Bondholders, the Trustee and the Principal Paying Agent (which notice will be irrevocable), redeem all and not some only of the Bonds at a redemption price equal to the US Dollar Equivalent of their Early Redemption Amount on the redemption date, together with accrued interest, to but excluding the redemption date, provided, however, that no such redemption may be made unless the closing price of the Shares (as derived from AIM or, as the case may be, the Alternative Stock Exchange) translated into Renminbi at the Prevailing Rate applicable to the relevant Trading Day, for each of the 30 consecutive Trading

Days, the last day of such 30-Trading Day period falls within five Trading Days prior to the date upon which notice of such redemption is given was at least 130 per cent. of the applicable Early Redemption Amount in effect on such Trading Day divided by the Conversion Ratio.

The Issuer may, having given not less than 30 nor more than 60 days’ notice to the Bondholders, the Trustee and the Principal Agent (which notice will be irrevocable), redeem all and not some only of the Bonds at a redemption price equal to the US Dollar Equivalent of their Early Redemption Amount on the redemption date, together with accrued interest, to but excluding the redemption date, if at any time at least 90 per cent. in principal amount of the Bonds has already been converted, redeemed or purchased and cancelled.

“Conversion Ratio” is determined by dividing the RMB principal amount of each Bond (translated into Sterling at the fixed exchange rate of RMB15.0633 to £1.00) by the applicable Conversion Price.

The “Early Redemption Amount” of a Bond, for each RMB100,000 principal amount of the Bonds, is determined so that it represents for the Bondholder a gross yield of 2.125 per cent. per annum, calculated on a semi-annual basis. The applicable Early Redemption Amount for each RMB100,000 principal amount of Bonds is calculated in accordance with the following formula, rounded (if necessary) to two decimal places with 0.005 being rounded upwards (provided that if the date fixed for redemption is the Semi-Annual Date (as set out below), such Early Redemption Amount shall be as set out in the table below in respect of such Semi-Annual Date):

Early Redemption Amount = (Previous Redemption Amount x (1 + r/2)d/p) - AI

Previous Redemption Amount = the Early Redemption Amount for each RMB100,000 principal amount of the Bonds on the Semi-Annual Date immediately preceding the date fixed for redemption as set out below (or if the Bonds are to be redeemed prior to 26 September 2007, RMB100,000):

Semi-Annual Date	Early Redemption Amount (RMB)
26 September 2007	100,562.50
26 March 2008	101,130.98
26 September 2008	101,705.49
26 March 2009	102,286.11
26 September 2009	102,872.90
26 March 2010	103,465.93
26 September 2010	104,065.25
26 March 2011	104,670.95
26 September 2011	105,283.08
26 March 2012	105,901.71

r	=	2.125 per cent. expressed as a fraction.

d	=	number of days from and including the immediately preceding Semi-Annual Date (or if the Bonds are to be redeemed on or before 26 September 2007, from and including 26 March 2007) to, but excluding, the date fixed for redemption, calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

p	=	180

AI	=	the accrued and unpaid interest on the principal amount of the Bonds from and including the immediately preceding Semi-Annual Date (or if the Bonds are to be redeemed on or before 26 September 2007, from and including 26 March 2007) to but excluding the date fixed for redemption, calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

For the purposes of these Conditions, “Prevailing Rate” means a rate for exchanging Sterling and Renminbi; the “Prevailing Rate” applicable to any Trading Day shall be the Renminbi/Sterling official fixing rate, expressed as the amount of Renminbi per one Sterling, reported by the People’s Bank of China which appears on the Reuters Screen “SAEC” Page opposite the symbol “GBPCNY” page at or about 9:15 am (Beijing time) on the on the relevant Trading Date; and if such rate is unavailable on a particular Trading Day, the Prevailing Rate in effect for the last preceding Trading Day shall be deemed to be the Prevailing Rate for such Trading Day.

C.	Redemption for Taxation Reasons

1.	At any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Condition 17 (which notice shall be irrevocable) redeem all, and not some only, of the Bonds at a redemption price equal to the US Dollar Equivalent of their Early Redemption Amount on the redemption date (the “Tax Redemption Date”), together with accrued interest, to but excluding the redemption date if (i) the Issuer has or will become obliged to pay additional amounts as referred to in Condition 9 as a result of any change in, or amendment to, the laws or regulations of the British Virgin Islands or, as the case may be, the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 21 March 2007, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) certificate signed by two directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled to accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders. Upon the expiry of any such notice, the Issuer will be bound to redeem the Bonds at a redemption price equal to the US Dollar Equivalent of their Early Redemption Amount plus interest accrued to the date of redemption.

2.

If the Issuer gives a Tax Redemption Notice pursuant to Condition 8(C)(1), each Bondholder will have the right to elect that his Bond(s) shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of principal, premium or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld. To exercise a right pursuant to this Condition 8(C)(2), the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying Agent (the “Tax Option Exercise Notice”) together with the Certificate evidencing the Bonds on or before the day falling 10 days prior to the Tax Redemption Date.

D.	Redemption for Delisting or Change of Control

Following the occurrence of a Relevant Event (as defined below), the holder of each Bond will have the right at such holder’s option, to require the Issuer to redeem all or some only of that holder’s Bonds on the Relevant Event Redemption Date (as defined below) at a redemption price equal to the US Dollar Equivalent of their Early Redemption Amount, together with accrued interest to but excluding the redemption date. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (the “Relevant Event Redemption Notice”) together with the Certificate evidencing the Bonds to be redeemed by not later than 60 days following a Relevant Event, or, if later, 60 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 17. The “Relevant Event Redemption Date” shall be the 14th day after the expiry of such period of 60 days as referred to above.

A Relevant Event Redemption Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Bonds the subject of Relevant Event Redemption Notices delivered as aforesaid on the Relevant Event Redemption Date.

The Trustee and the Agents shall not be required to take any steps to ascertain whether a Relevant Event or any event that could lead to the occurrence of a Relevant Event has occurred and shall be entitled to assume that no such event has occurred until they have received written notice to the contrary from the Issuer. The Trustee and the Agents shall not be required to take any steps to ascertain whether the condition for the exercise of the rights in accordance with this Condition 6(D) has occurred. None of the Trustee or the Agents shall be responsible for determining or verifying whether a Bond is to be accepted for redemption under this Condition 6(D) and will not be responsible to Bondholders for any loss arising from any failure by it to do so. Neither the Trustee nor the Agents shall be under any duty to determine, calculate or verify the redemption amount payable under this Condition 6(D) and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

The Issuer shall give notice to the Bondholders, the Trustee and the Agents in accordance with Condition 17 by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition and shall give brief details of the Relevant Event.

A “Relevant Event” occurs:

(i)	when the Shares cease to be listed or admitted to trading on AIM or any Alternative Stock Exchange (as relevant); or

(ii)	when there is a Change of Control (as defined in Condition 6(E)).

E.	Redemption at the Option of the Bondholders

On 26 March 2010 (the “Put Option Date”), the holder of each Bond will have the right at such holder’s option, to require the Issuer to redeem all or some only of the Bonds of such holder on the Put Option Date at a redemption price equal to the US Dollar Equivalent of its RMB principal amount multiplied by 103.47 per cent., together with accrued interest to but excluding the redemption date. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent during usual business hours a duly completed and signed notice of redemption, in the then current form obtainable from the specified office of any Paying Agent (“Put Exercise Notice”) together with the Certificate evidencing the Bonds to be redeemed not earlier than 60 days and not later than 30 days prior to the Put Option Date.

A Put Exercise Notice, once delivered, shall be irrevocable (and may not be withdrawn unless the Issuer consents to such withdrawal) and the Issuer shall redeem the Bonds the subject of Put Exercise Notices delivered as aforesaid on the Put Option Date.

F.	Purchases

The Issuer or any of its Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise.

G.	Cancellation

All Bonds which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries, will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

H.	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to Condition 8(B) or (C) will specify the Conversion Price as at the date of the relevant notice, the Conversion Period, the closing price of the Shares (as derived from AIM or, as the case may be, the Alternative Stock Exchange) as at the latest practicable date prior to the publication of the notice, the applicable Early Redemption Amount and the US Dollar Equivalent thereof the date for redemption, the manner in which redemption will be effected and the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice.

Taxation

All payments made by the Issuer under or in respect of the Bonds, the Trust Deed or the Agency Agreement will be made free from any restriction or condition and will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the British Virgin Islands or the United Kingdom or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Bond:

(i)	to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the British Virgin Islands (or, as the case may be, the United Kingdom) otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond;

(ii)	(in the case of a payment of principal) if the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days,

(iii)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Union Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, any such Directive; or

(iv)	by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent in a Member State of the European Union.

For the purposes hereof, “relevant date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques dispatched or payment made.

References in these Conditions to principal, premium and/or interest shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

Events of Default

A.	Events of Default

The Trustee at its sole discretion may, and if so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders shall (subject to being indemnified and/or secured by the Bondholders to its satisfaction), give notice to the Issuer that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at the US Dollar Equivalent of their Early Redemption Amount (subject as provided below and without prejudice to the right of Bondholders to exercise the Conversion Right in respect of their Bonds in accordance with Condition 6) if any of the following occurs and is continuing:

(i)	a default is made in the payment of any principal or Early Redemption Amount due in respect of the Bonds or a default is made for more than seven days in the payment of any interest due in respect of the Bonds;

(ii)	any failure by the Issuer to deliver Shares as and when the Shares are required to be delivered following conversion of Bonds;

(iii)	the Issuer does not perform or comply with one or more of its other obligations in the Bonds, the Trust Deed or the Agency Agreement which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 30 days after written notice of such default shall have been given to the Issuer by the Trustee;

(iv)

the Issuer or any of its Principal Subsidiary is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Principal Subsidiaries; an administrator or liquidator of the Issuer or any of its Principal Subsidiaries or the whole or a material part of the assets and turnover of the Issuer or any of its Principal Subsidiaries is appointed (or application for any such appointment is made;

(v)	(a) any other present or future indebtedness (whether actual or contingent) of the Issuer or any of its Subsidiaries for or in respect of moneys borrowed or raised becomes, or becomes capable of being declared, due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (b) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (c) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (v) have occurred equals or exceeds US$5,000,000 or its equivalent in any other currency on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantees or indemnity;

(vi)	a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any of the property, assets or turnover of the Issuer or any of its Principal Subsidiaries and is not discharged or stayed within 30 days;

(vii)	an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any of its Principal Subsidiaries (except for a members’ voluntary solvent winding-up), or the Issuer or any of its Principal Subsidiaries ceases or threatens to cease to carry on all or a material part of its business or operations and except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (a) on terms approved by an Extraordinary Resolution of the Bondholders, or (b) in the case of its Principal Subsidiary, whereby the undertaking and assets of such Principal Subsidiary are transferred to or otherwise vested in the Issuer or another of its Principal Subsidiaries;

(viii)	an encumbrancer takes possession or an administrative or other receiver, manager, administrator or other similar officer is appointed, of the whole or a material part of the property, assets or turnover of the Issuer or any of its Principal Subsidiaries (as the case may be) and is not discharged within 30 days;

(ix)	(a) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of its Principal Subsidiaries; or (b) the Issuer or any of its Principal Subsidiaries is prevented from exercising control over all or a material part of its property, assets and turnover;

(x)	any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (a) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Bonds, the Trust Deed and the Agency Agreement, (b) to ensure that those obligations are legally binding and enforceable and (c) to make the Bonds, the Trust Deed and the Agency Agreement admissible in evidence in the courts of the British Virgin Islands or England, is not taken, fulfilled or done;

(xi)	it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Bonds, the Trust Deed or the Agency Agreement;

(xii)	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs.

For this purpose, “Principal Subsidiary” means any Subsidiary of the Issuer:

(a)	whose gross profit or (in the case of a Subsidiary which itself has subsidiaries) consolidated gross profit, as shown by its latest audited income statement, is at least 3 per cent. of the consolidated gross profit as shown by the latest published audited consolidated income statement of the Issuer and its Subsidiaries; or

(b)	whose net profit or (in the case of a Subsidiary which itself has subsidiaries) consolidated net profit, as shown by its latest audited income statement, is at least 3 per cent. of the consolidated net profit as shown by the latest published audited consolidated income statement of the Issuer and its Subsidiaries; or

(c)	whose gross assets or (in the case of a Subsidiary which itself has subsidiaries) gross consolidated assets, as shown by its latest audited balance sheet, are at least 3 per cent. of the consolidated gross assets as shown by the latest published audited consolidated income statement of the Issuer and its Subsidiaries, provided that, in relation to paragraphs (a), (b) and (c) above:

(i)	in the case of a corporation or other business entity becoming a Subsidiary after the end of the financial period to which the latest consolidated audited accounts of the Issuer relate, the reference to the then latest consolidated audited accounts of the Issuer for the purposes of the calculation above shall, until consolidated audited accounts of the Issuer for the financial period in which the relevant corporation or other business entity becomes a Subsidiary are published, be deemed to be a reference to the then latest consolidated audited accounts of the Issuer adjusted to consolidate the latest audited accounts (consolidated in the case of a Subsidiary which itself has Subsidiary) of such Subsidiary in such accounts;

(ii)	if at any relevant time in relation to the Issuer or any Subsidiary which itself has Subsidiaries no consolidated accounts are prepared and audited, gross profit, net profit and gross assets of the Issuer and/or any such Subsidiary shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by the Issuer and reviewed by the Auditors (as defined in the Trust Deed) for the purposes of preparing a certificate thereon to the Trustee;

(iii)	if at any relevant time in relation to any Subsidiary no accounts are audited, its gross profit, net profit and gross assets (in each case consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Subsidiary prepared for this purpose by the Issuer and reviewed by the Auditors for the purposes of preparing a certificate thereon to the Trustee; and

(iv)	if the accounts of any Subsidiary (not being a Subsidiary referred to in proviso (i) above) are not consolidated with those of the Issuer, then the determination of whether or not such Subsidiary is a Principal Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts (determined on the basis of the foregoing) of the Issuer; or

(d)	any Subsidiary of the Issuer to which is transferred the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transfer was Principal Subsidiary, provided that the Principal Subsidiary which so transfers its assets shall, forthwith upon such transfer, cease to be a Principal Subsidiary and the Subsidiary to which the assets are so transferred shall cease to become a Principal Subsidiary at the date on which the first published audited accounts (consolidated, if appropriate) of the Issuer prepared as of a date later than such transfer are issued unless such Subsidiary would continue to be a Principal Subsidiary on the basis of such accounts by virtue of the provisions of paragraph (a), (b) or (c) above.

In addition, any Subsidiary which is not itself a Principal Subsidiary shall nevertheless be treated as a Principal Subsidiary if the gross profit (or consolidated gross profit if the Subsidiary itself has subsidiaries) or net profit (or consolidated net profit if the Subsidiary itself has subsidiaries) or gross assets (or consolidated gross assets if the Subsidiary itself has subsidiaries) attributable to such Subsidiary when aggregated with the gross profit (or consolidated gross profit, if appropriate), net profit (or consolidated net profit, if appropriate) or gross assets (or consolidated gross assets, if appropriate) attributable to any other Subsidiary which is not itself a Principal Subsidiary and with respect to which any of the events referred to in this Condition 10 (disregarding the necessity for any opinion, approval or certificate of the Trustee of any requirement for the Trustee to be satisfied as to any matter) has occurred and is continuing, exceeds 3 per cent. of the consolidated gross profit, consolidated net profit or consolidated gross assets of the Issuer and its Subsidiaries.

B.	Default Cure Amount

Notwithstanding receipt of any payment after the acceleration of the Bonds, a Bondholder may exercise its Conversion Right by depositing a Conversion Notice with a Conversion Agent or Paying Agent during the period from and including the date of a default notice with respect to an event specified in Condition 10(A)(ii) (at which time the Issuer will notify the Bondholders of the number of Shares per Bond to be delivered upon conversion, assuming all the then outstanding Bonds are converted) to and including the 30th business day after such payment.

If any converting Bondholder deposits a Conversion Notice pursuant to this Condition 10 on the business day prior to, or during, a Closed Period, the Bondholder’s Conversion Right shall continue until the business day following the last day of the Closed Period, which shall be deemed the Conversion Date, for the purposes of such Bondholder’s exercise of its Conversion Right pursuant to this Condition 10.

If the Conversion Right attached to any Bond is exercised pursuant to this Condition 10, the Issuer will deliver Shares (which number will be disclosed to such Bondholder as soon as practicable after the Conversion Notice is given) in accordance with the Conditions, except that the Issuer shall have twelve business days before it is required to register the converting Bondholder (or its designee) in its register of members as the owner of the number of Shares to be delivered pursuant to this Condition and an additional five business days from such registration date to make payment in accordance with the following paragraph.

If the Conversion Right attached to any Bond is exercised pursuant to this Condition 10, or if the Bonds have become due and payable pursuant to Condition 10(A)(ii), the Issuer shall, at the request of the converting Bondholder, pay to such Bondholder within seven business days the US Dollar Equivalent of an amount (the “Default Cure Amount”) equal to the product of (x) (i) the number of Shares that are required to be delivered by the Issuer to satisfy the Conversion Right in relation to such converting Bondholder minus (ii) the number of Shares that are actually delivered by the Issuer pursuant to such Bondholders’ Conversion Notice and (y) the Share Price (as defined below) on the Conversion Date; provided that if such Bondholder has received any payment under the Bonds pursuant to this Condition 10, the amount of such payment shall be deducted from the Default Cure Amount.

In this Condition:

The “Share Price” means the closing price of the Shares as quoted by AIM or, as the case may be, Alternative Stock Exchange on the Conversion Date or, if no reported sales take place on such date, the average of the reported closing bid and offered prices, in either case as reported by AIM or other applicable securities exchange on which the Shares are listed for such day as furnished by a reputable and independent broker-dealer selected by the Issuer and at its expense for such purpose.

“business day” means a day other than a Saturday or Sunday on which commercial banks are open for business in Hong Kong, London and New York.

Prescription

Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest or premium (if any)) from the relevant date (as defined in Condition 9) in respect thereof.

Enforcement

At any time after the Bonds have become due and repayable, the Trustee may, at its sole discretion and without further notice, take such proceedings against the Company as it may think fit to enforce repayment of the Bonds and to enforce the provisions of the Trust Deed, but it will not be bound to take any such proceedings unless (a) it shall have been so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders and (b) it shall have been indemnified and/or provided with security to its satisfaction. No Bondholder will be entitled to proceed directly against the Company unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

Meetings of Bondholders, Modification and Waiver

A.	Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of the Bondholders of a modification of the Bonds or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution of the Bondholders will be two or more persons holding or representing over 50 per cent. in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, two or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment in respect of the Bonds, (ii) to reduce or cancel the amount of principal, interest, premium (if any) (including any Early Redemption Amount) or the Equivalent Amount payable in respect of the Bonds or changing the method of calculation of the Early Redemption Amount, (iii) to change the currency of payment of the Bonds, (iv) to modify (except for a unilateral and unconditional reduction in the Conversion Price by the Issuer) or cancel the Conversion Rights, or (v) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution of the Bondholders or sign a resolution in writing, in which case the necessary quorum for passing an Extraordinary Resolution of the Bondholders will be two or more persons holding or representing not less than 66 per cent., or at any adjourned such meeting not less than 33 per cent., in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution of the Bondholders passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution of the Bondholders.

B.	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 13(A) above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Trust Deed or the Agency Agreement which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds or the Trust Deed which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver or authorisation will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

C.	Interests of Bondholders

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorisation or waiver) the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or the Trustee, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders except to the extent provided for in Condition 9 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

In the event of the passing of an Extraordinary Resolution of the Bondholders in accordance with Condition 13(A) or a modification, waiver or authorisation in accordance with Condition 13(B), the Issuer will procure that the Bondholders be notified in accordance with Condition 17.

D.	Certificates/Reports

Any certificate or report of any expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these Conditions or the Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts therein (and shall, in absence of manifest error, be conclusive and binding on all parties) notwithstanding that such certificate or report and/or engagement letter or other document entered into by the Trustee and/or the Issuer in connection therewith contains a monetary or other limit on the liability of the relevant expert or person in respect thereof.

Consolidation, Amalgamation or Merger

The Issuer will not consolidate with, amalgamate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any entity unless:

(i)	the entity (if other than the Issuer) formed by such amalgamation or consolidation or into which the Issuer is merged or which acquired or leased such property and assets of the Issuer shall be a corporation organised and validly existing under the laws of its place of incorporation, and shall, by a trust deed supplemental to the Trust Deed and an agency agreement supplemental to the Agency Agreement and such other undertakings or documents as the Trustee may require, executed and delivered in form and content acceptable to the Trustee, expressly assume all of the obligations of the Issuer in respect of all of the Bonds and under the Trust Deed and the Agency Agreement and indemnify each Bondholder against any tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposal with respect to the payment of principal, premium and interest on the Bonds;

(ii)	the supplemental Trust Deed referred to in paragraph (i) above will ensure that (a) the holder of each Bond then outstanding will have the right (during the period in which such Bond shall be convertible) to convert such Bond into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposal by a holder of the number of Shares which would have become liable to be issued upon conversion of such Bond immediately prior to such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposal (such supplemental Trust Deed will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the provisions of Condition 6(C)), (b) the rights of Bondholders shall not be adversely affected as a result of such transaction and (c) that there shall be no right to exercise a redemption of the Bonds under Condition 8(C) as a result of any change in the domicile or place of incorporation of the Issuer or of the successor entity not being incorporated in the British Virgin Islands or the United Kingdom and the provisions of Condition 9 shall also be supplemented or modified as the Trustee deems appropriate; and

(iii)	immediately after giving effect to such transaction, no default or event of default (including an Event of Default) shall have occurred and be continuing.

The above provisions of this Condition 14 will apply, mutatis mutandis, to any subsequent consolidations, amalgamations, mergers, sales or transfers.

Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and such Agent may require mutilated or defaced Certificates must be surrendered before replacements will be issued.

Further Issues

The Issuer may from time to time, without the consent of the Bondholders, create and issue further Bonds having the same terms and conditions as the Bonds in all respects and so that such further issue shall be consolidated and form a single series with the Bonds. Such further Bonds may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed.

Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the register of Bondholders maintained by the Registrar or published in a leading newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the later of the date of such publication or, if published more than once, on the first date on which publication is made.

So long as the Bonds are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative clearing System (as defined in the Global Certificate), notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

Currency Indemnity

A.	Currency of Account and Payment

US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Bonds and the Trust Deed, including damages.

B.	Extent of Discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

C.	Indemnity

If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under the Bonds or the Trust Deed, the Issuer will indemnify the recipient against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

D.	Indemnity Separate

The indemnity in this Condition 17 constitutes a separate and independent obligation from the other obligations under the Bonds and the Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Bonds and/or the Trust Deed or any other judgment or order.

Agents

The names of the initial Agents and the Registrar and their specified offices are set out below. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (a) a Principal Agent, (b) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any European Directive on the taxation of savings implementing the provisions of the ECOFIN Council Meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform, to such Directive, and (c) a Registrar which will maintain the Register outside the United Kingdom. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders and in any event not less than 45 days’ notice will be given.

Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

Whenever the Trustee is required or entitled by the terms of the Trust Deed or the Conditions to exercise any discretion or power, take any action, make any decision or give any direction, the Trustee is entitled, prior to their exercising any such discretion or power, taking any such action, making any such decision, or giving any such direction, to seek directions from the Bondholders by way of an Extraordinary Resolution, and the Trustee is not responsible for any loss or liability incurred by any person as a result of any delay in it exercising such discretion or power, taking such action, making such decision, or giving such direction where the Trustee is seeking such directions.

Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

Governing Law and Submission to Jurisdiction

The Bonds, the Trust Deed and the Agency Agreement are governed by, and shall be construed in accordance with, the laws of England. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds, the Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of the courts of England and, in relation thereto, has appointed Law Debenture Corporate Services Limited, currently of Fifth Floor, 100 Wood Street, London EC2V 7EX, as its agent in England for service of process.

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

55th Floor

Cheung Kong Center

2 Queen’s Road Central

Hong Kong

REGISTRAR

DEUTSCHE BANK LUXEMBOURG S.A.

2, Boulevard Konrad Adenauer

L-1115 Luxembourg

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

(Please Print or Typewrite Name and Address of Transferee)

RMB……….principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:
USD account number:
For the account of:

Dated:

Certifying Signature

Name:

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

SCHEDULE 2

Form of Global Certificate

ISIN: XS0293410873

Common Code: 029341087

RENESOLA LTD

(incorporated with limited liability in the British Virgin Islands)

RMB928,700,000

USD Settled 1.00 per cent. Convertible Bonds due 2012

GLOBAL CERTIFICATE

The Bonds in respect of which this Global Certificate is issued are in registered form and form part of the series designated as specified in the title (the “Bonds”) of Renesola Ltd (the “Company”).

The Company hereby certifies that BT Globenet Nominees Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of RMB928,700,000 (Nine hundred, twenty eight million and seven hundred thousand Yuan) or such other amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. For value received, the Company promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Trust Deed and the Conditions, as referred to below.

The Bonds are constituted by a Trust Deed dated 26 March 2007 and made between the Company and DB Trustees (Hong Kong) Limited as trustee (the “Trustee”) and are subject to, and have the benefit of, the Trust Deed and the terms and conditions (the “Conditions” or the “Terms & Conditions”) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meanings when used herein.

The Bonds in respect of which this Global Certificate is issued are convertible into fully-paid ordinary shares of no par value of the Company subject to and in accordance with the Conditions and the Trust Deed.

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual definitive Certificates if either Euroclear or Clearstream (or any other clearing system (an “Alternative Clearing System”) as shall have been designated by the Company and approved by the Trustee on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

In such circumstances, the Company will at its own expense cause sufficient individual definitive Certificates to be executed and delivered to the Registrar for completion, authentication and dispatch to all Bondholders. A person with an interest in the Bonds in respect of which this Global

Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Company and the Registrar may require to complete, execute and deliver such individual definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

The Registrar will not register the exchange of interests in this Global Certificate for individual definitive Certificates for a period of 15 calendar days preceding the due date for any payment of principal and premium (if any) in respect of the Bonds.

Meetings

The registered holder of this Global Certificate will be treated as being two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each RMB100,000 in principal amount of Bonds for which this Global Certificate is issued. The Trustee may allow a person with an interest in Bonds in respect of which this Global Certificate has been issued to attend and speak at a meeting of Bondholders on appropriate proof of his identity and interest.

Cancellation

Cancellation of any Bond by the Company following its redemption, conversion or purchase by the Company will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.

Trustee’s Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances but without being obliged to do so, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (b) may consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.

Conversion

Subject to the requirements of Euroclear and Clearstream (or any Alternative Clearing System), the Conversion Right attaching to a Bond in respect of which this Global Certificate is issued may be exercised by the presentation (which may be by facsimile transmission) thereof to or to the order of the Principal Agent of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bond. Deposit of this Global Certificate with the Principal Agent together with the relevant Conversion Notice(s) shall not be required. The exercise of the Conversion Right shall be notified by the Principal Agent to the Registrar and the holder of this Global Certificate.

Payment

Payments of principal, interest and premium (if any) in respect of Bonds represented by this Global Certificate will be made without presentation or if no further payment falls to be made in respect of the Bonds, against presentation and surrender of this Global Certificate to or to the order of the Principal Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

Bondholder’s Redemption or Non-Redemption

The Bondholder’s redemption options in Condition 8(D) and 8(E) or the non-redemption option in Condition 8(C)(2) may be exercised by the holder of this Global Certificate giving notice (which may be made by facsimile transmission) to the Principal Agent of the principal amount of Bonds in respect of which the option is exercised and presenting this Global Certificate for endorsement or exercise within the time limits specified in those Conditions.

Registration of Title

Certificates in definitive form for individual holdings of Bonds will not be issued in exchange for interests in Bonds in respect of which the Global Certificate is issued, except if either Euroclear or Clearstream (or any Alternative Clearing System on behalf of which the Bonds evidenced by the Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

Transfers

Transfers of interests in the Bonds will be effected through the records of Euroclear and Clearstream and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream and their respective direct and indirect participants.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds in respect of which this Global Certificate is issued shall be recognised as the beneficiaries of the trust set out in the Trust Deed, to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder, as if they were themselves the holders of Bonds in such principal amounts.

This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate is governed by, and shall be construed in accordance with, English law.

In witness whereof the Company has caused this Global Certificate to be signed on its behalf.

Dated 26 March 2007

RENESOLA LTD

By:
Director/Authorised Signatory

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

DEUTSCHE BANK LUXEMBOURG S.A. as Registrar
(without warranty, recourse or liability)

By:
Authorised Signatory

Dated:

Schedule A

Schedule of Reductions in Principal Amount of Bonds in respect of which this

Global Certificate is Issued

The following reductions in the principal amount of Bonds in respect of which this Global Certificate is issued have been made as a result of: (i) exercise of the Conversion Rights attaching to Bonds or (ii) redemption of Bonds or (iii) issue of definitive Certificates in respect of the Bonds or (iv) purchase and cancellation of the Bonds:

Date of Conversion / Redemption / Issue of definitive Certificates / Purchase and cancellation of the Bonds (stating which)	Amount of decrease in principal amount of this Global Certificate	Principal Amount of this Global Certificate following such decrease	Notation made by or on behalf of the Registrar
26 March 2007		RMB928,700,000

Schedule B

Interest Payments in respect of this Global Certificate

The following payments of interest in respect of this Global Certificate and the Bonds represented by this Global Certificate have been made:

Date made	Amount of Interest due and payable	Amount of interest paid	Notation made by or on behalf of the Principal Agent

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

55th Floor

Cheung Kong Center

2 Queen’s Road Central

Hong Kong

REGISTRAR

DEUTSCHE BANK LUXEMBOURG S.A.

2, Boulevard Konrad Adenauer

L-1115 Luxembourg

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and account for payments of transferee

Dated:	Certifying Signature:
Name:

Notes:

(i)	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Agent or the Registrar may require.

SCHEDULE 3

Provisions for Meetings of Bondholders

1

1.1	A holder of a Bond may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

1.2	A holder of a Bond which is a corporation may by delivering to any Agent not later than 24 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

1.3	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

2	Each of the Company and the Trustee may at any time convene a meeting of Bondholders. If the Trustee receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the Trustee.

3	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders to convene a meeting of Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 24 hours before the time fixed for the meeting.

4	A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which, the Company, may appoint the chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5	At a meeting two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds for the time being outstanding provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 66 per cent. in principal amount of the Bonds for the time being outstanding.

6	If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Company and the Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting two or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 33 per cent. in principal amount of the Bonds for the time being outstanding.

7	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

8	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

9	Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

10	Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Company the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than two per cent. in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13	The Company and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

14	On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of RMB100,000 principal amount of Bonds produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

15	A proxy need not be a Bondholder.

16	A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1	to sanction any proposal by the Company for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Company whether or not such rights arise under this Trust Deed;

16.2	to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds, or other obligations or securities of the Company or any other entity;

16.3	to assent to any modification of this Trust Deed or the Bonds which shall be proposed by the Company or the Trustee;

16.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

16.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

16.6	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

16.7	to approve the substitution of any entity for the Company (or any previous substitute) as principal debtor under this Trust Deed;

16.8	to approve a proposed new Trustee and to remove a Trustee; and

16.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 6 shall apply for the purpose of making any modification to the provisions contained in this Trust Deed or the Bonds which would have the effect of:

16.9.1	modifying the due date for any payment in respect of the Bonds or the dates on which interest is payable on them; or

16.9.2	reducing or cancelling the amount of principal, interest or premium (if any) (including any Early Redemption Amount) or Equivalent Amount payable in respect of the Bonds or changing the method of calculation of the Early Redemption Amount or the rate of interest in respect of the Bonds; or

16.9.3	changing the currency of payment of the Bonds; or

16.9.4	modifying (except for a unilateral and unconditional reduction in the Conversion Price) or cancelling the Conversion Rights or the options specified in Condition 8(D) or 8(E); or

16.9.5	modifying the provisions contained in this Schedule concerning the quorum required at a meeting of Bondholders or the majority required to pass an Extraordinary Resolution or sign a resolution in writing; or

16.9.6	amending this proviso.

17	An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18	The expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast at such meeting.

19	A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Bonds who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

20	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21	Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.

This deed is delivered the day and year first before written.

RENESOLA LTD

By:	/s/
Name:	Li Xian Shou
Title:	Director and Chief Executive Officer

EXECUTED as a DEED by

DB TRUSTEES (HONG KONG) LIMITED

in the presence of:

/s/	/s/
Attorney	Attorney